United States Securities and Exchange Commission
                             Washington, D.C.  20549

                                                     Registration No. 333-112767

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           INTEGRAL TECHNOLOGIES, INC.
          -------------------------------------------------------------
                 (Name of small business issuer in its charter)

           Nevada                        3663                     98-0163519
-----------------------------   --------------------------    ------------------
  (State or jurisdiction of    (Primary Standard Industrial     I.R.S. Employer
incorporation or organization   Classification Code Number)   Identification No.

                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
          (Address and telephone number of principal executive offices)

                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                          ----------------------------
       (Address of principal place of business or intended principal place of business)

                                 William A. Ince
                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Troy A. Young, Esq.
                            Futro & Associates, P.C.
                       1401 Seventeenth Street, 11th Floor
                             Denver, Colorado  80202
                              phone: (303) 295-3360
                            facsimile: (303) 295-1563
                               ____________________

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                     ---

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the  following  box.    X
                       ---

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                            ---

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                            ---

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                     ---

The Registrant is filing this Post-Effective Amendment to its Registration Statement on Form SB-2, File No. 333-112767, which declared effective on March 8, 2004.

                                  CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                  Proposed           Proposed        Amount of
Title of each Class of Securities   Amount to be  Maximum            Maximum         Registration
to be Registered                    Registered    Offering Price     Aggregate       Fee
                                                  Per Security (1)   Offering
                                                                     Price
---------------------------------------------------------------------------------------------------
Common Stock, par $0.001(2)            8,293,336  $           1.425  $11,818,003.80  $    1,497.34

Common Stock, par $0.001 (3)           3,263,602  $           1.425  $ 4,650,632.85  $      589.24

Total                                 11,556,938                     $16,468,636.65  $  2,086.58(4)
===================================================================================================

(1) In accordance with Rule 457(c), the aggregate offering price of shares of common stock of Integral is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the OTC Bulletin Board for the Common Stock on February 9, 2004, which was $1.425 per share and, with respect to shares of common stock of Integral issuable upon exercise of outstanding warrants, the higher of (a) such average sales price or
(b)  the  exercise  price  of  such  warrants.

(2) Represents outstanding shares of common stock held by certain selling securityholders.

(3) Issuable upon the exercise of common stock purchase warrants held by certain selling securityholders. The per share exercise prices of the warrants range from zero to $1.188.

(4) Previously paid with initial registration statement filed February 12, 2004.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section  8(a),  may  determine.

                                   PROSPECTUS

                           INTEGRAL TECHNOLOGIES, INC.

              The Resale of Up To 11,556,938 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.
                   -------------------------------------------
This prospectus relates to the resale by the selling securityholders of up to 11,556,938 shares of common stock. The selling securityholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. Of the shares offered:

     o    8,293,336  shares  were  held  by  selling  securityholders;  and

     o up to 3,263,602 shares were issuable upon the exercise of outstanding warrants held by selling securityholders.

We will receive no proceeds from the sale of the shares by the selling ecurityholders. However, we have received proceeds from the sale of shares that are presently outstanding. In addition, we may receive additional proceeds from the exercise of warrants held by selling securityholders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol ITKG.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 4 of this prospectus.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  -------------------------------------------

               The date of this prospectus is ______________, 2004

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                               TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . .     3
Cautionary Statement Concerning Forward Looking Statements. . . . . .     3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Description of Integral . . . . . . . . . . . . . . . . . . . . . . .     8
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Description of Property . . . . . . . . . . . . . . . . . . . . . . .    10
Market for Common Stock and Related Shareholder Matters . . . . . . .    10
Management's Plan of Operation. . . . . . . . . . . . . . . . . . . .    11
Directors and Executive Officers. . . . . . . . . . . . . . . . . . .    13
Ownership of Securities by Beneficial Owners and Management . . . . .    14
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .    17
Certain Relationships and Related Transactions. . . . . . . . . . . .    20
Selling Securityholders . . . . . . . . . . . . . . . . . . . . . . .    21
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . .    23
Description of Securities . . . . . . . . . . . . . . . . . . . . . .    24
Indemnification Disclosure For Securities Act Liabilities . . . . . .    25
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Where You Can Find More Information . . . . . . . . . . . . . . . . .    26
Index to Financial Statements . . . . . . . . . . . . . . . . . . . .    27

                               PROSPECTUS SUMMARY

This  summary  highlights  information  contained  elsewhere in this prospectus.
This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes.

Unless the context otherwise requires, the terms "we," "our," "us," and "Integral" refer to Integral Technologies, Inc., a Nevada corporation. Our principal offices are located at 805 W. Orchard Drive, Suite 7, Bellingham,
Washington 98225. Our telephone number is (360) 752-1982. The address of our website is www.itkg.net. Information contained on our website is not a part of this prospectus.

The Offering
------------
Securities Offered     Up to 11,556,938 shares of Common Stock.

Offering Price         The shares being registered hereunder are being offered by the selling securityholders from time to time at the then current market price.

Dividend Policy        We do not anticipate paying dividends on our Common Stock in the foreseeable future.

Use of Proceeds        The shares offered herein are being sold by the selling securityholders and as such, we will not receive any of the proceeds of the offering (see, "Use of
                       Proceeds" section).

Material Risk Factors  This offering involves a high degree of risk, elements of which include possible lack of profitability, competition, breach of leasing agreements, death or incapacity of management and inadequate insurance coverage.  There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general.  There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

     -    believes
     -    intends
     -    projects
     -    forecasts
     -    predicts
     -    may
     -    will
     -    expects
     -    estimates
     -    anticipates
     -    probable
     -    continue

This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents incorporated by reference were compiled by us based upon assumptions we considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents incorporated by reference, as the case may be. We do not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

 We cannot guarantee the assumptions relating to the forward-looking statements or the documents incorporated by reference will prove to be accurate. Therefore, while these forward-looking statements contain our best good faith estimates as of the date of this prospectus, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.


                                  RISK FACTORS

An investment in our common stock involves major risks. The Investor should carefully consider the following risk factors, in addition to all of the other information available to the Investor, in determining whether to purchase shares of our stock.

WE ARE A HIGHLY SPECULATIVE INVESTMENT. We have been operating at a loss since inception, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment. For these and other reasons, the purchase of our stock must be considered a highly speculative investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND FINANCIAL INSTABILITY. For the year ended June 30, 2004, we had a net loss of approximately $2.5 million. Losses are expected to continue for an undetermined time. As of June 30, 2004, we had stockholders' equity of approximately $3 million and a deficit accumulated during the development stage of approximately $17.5 million. Our long term financial success will depend largely upon facts related to our operations. There can be no assurance as to whether we will be able to achieve profitable operations or sustained revenues.

WE CANNOT BE SURE THAT FUTURE CAPITAL WILL BE AVAILABLE. We currently have adequate funds available to fund our operations over the next twelve months, but we will continue to require substantial funds for capital expenditures and related operating expenses in pursuit of our business plans. The timing and amount of such spending is difficult to predict accurately and will depend upon many factors. To the extent required, we may seek additional funds through additional private placements that will be exempt from registration. Any such additional private placements will not require prior shareholder approval and may include offerings of equity securities such as common stock or preferred stock which is convertible into common stock, or debt securities such as notes or debentures convertible into common stock. If additional funds are raised by issuing equity or debt securities, further dilution to shareholders could occur. Additionally, investors purchasing future equity or debt securities could be granted registration rights by us. There can be no assurance that additional financing will be available when needed or on terms acceptable to us.

WE DEPEND ON EXISTING MANAGEMENT; NO ADDITIONAL LIFE INSURANCE ON KEY PERSONNEL IS CARRIED. Our future success depends in a significant part upon the continued service of certain key management personnel. Competition for such personnel is intense, and there can be no assurance that we can retain our key managerial personnel or that we can attract, assimilate or retain other highly qualified managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon our business, financial condition and result of operations. We do not currently maintain additional life insurance on the life of any of our key officers, directors, employees or consultants. To date, we have relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund our operations.

PATENTS AND PROPRIETARY RIGHTS SUBJECT TO UNCERTAINTY; POSSIBLE INFRINGEMENT BY US. We rely on a combination of patents, trademarks, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. There can be no assurance that any patents held by us will not be challenged and invalidated, that patents will issue from any of the our pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength or be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Competitors of ours may also be able to design around its patents.

Problems with patents or other rights could potentially increase the cost of our products or delay or preclude new product development and commercialization by us . If infringement claims against us are deemed valid we may seek licenses that might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology and could have a materially adverse effect on us and our business prospects. There can be no assurance that any application of our technologies will not infringe upon the proprietary rights of others or that licenses required by us from others will be available on commercially reasonable terms, if at all.

PENDING LITIGATION. We are involved in litigation with James E. Smith, a former co-founder. In a lawsuit filed against our company, Mr. Smith alleged breach of contract, negligence and fraud claims, and alleged damages in excess of $1 million. We are vigorously defending the matter and filed counterclaims against Mr. Smith for the following claims for relief: (1) Intentional Misrepresentation; (2) Breach of Contract; (3) Negligent Misrepresentation; and
(4) Rescission and Restitution. On August 30, 2004, the court dismissed Mr. Smith's claims for fraud and negligence, and also dismissed our counterclaim for breach of oral contract and partially dismissed our counterclaims for intentional and negligent misrepresentation. The case is scheduled to go to trial in March 2005. As with any legal dispute, there is an inherent risk that the final outcome could result in substantial costs and uncertainty to us.

PREFERRED STOCK. Our Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock. The preferred stock may be divided into one or more series. Our board of directors is authorized to determine the rights, provisions, privileges and restrictions and number of authorized shares of any series of preferred stock. Additionally, the preferred stock can have other rights, including voting and economic rights that are senior to the common stock. The issuance of preferred stock could adversely affect the market value of the common stock.

1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock of which 321,038 are issued and outstanding, and held by two of our insiders. Each share of Series A Convertible Preferred Stock:

-    has  a  stated  value  and  liquidation  preference  of  $1.00;

-    has  a  5%  annual  dividend,  payable  in  cash or shares of common stock;

- may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of our common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

- may be redeemed by us within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

-    may  be  voted  on  all  matters  on  an  as-converted  basis;  and

- may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of our company.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK. Our board of directors has the sole authority to determine whether cash dividends will be paid. This decision will depend on many factors including our earnings, capital requirements and financial condition. We have not paid cash dividends in the past and do not anticipate paying cash dividends in the near future on our common stock.

HOW FUTURE ISSUANCES OF COMMON STOCK PURSUANT TO OUR STOCK OPTION PLANS WILL AFFECT YOU. We have two non-qualified stock option plans in effect. As of June 30, 2004, approximately 1,530,000 shares are available under the plan for future issuance either directly or pursuant to options, to our officers, directors, employees and consultants and our subsidiaries. Also, as of June 30, 2004, approximately 1,922,500 shares are under option, at a weighted-average exercise price of approximately $0.94 per share. When additional shares are issued under this plan, your stock ownership may be diluted. Additional stock or options to acquire our stock of can be granted at any time by our board of directors, usually without shareholder approval.

HOW FUTURE SALES OF COMMON STOCK MAY AFFECT YOU. Future sales of common stock by management personnel and others may be made under Rule 144 of the 1933 Act. In general, under Rule 144, a person who has held their stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock or (if qualified) the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with us is also permitted. Management personnel and others have or may acquire shares of common stock which may be registered on Form S-8 and which may be sold in compliance with state securities laws without restriction by non-affiliates in, and by those affiliated with us either (i) under Rule 144 but without the one-year holding period or (ii) pursuant to an effective reoffer prospectus filed for the Form S-8. Future sales of common stock may have an adverse effect on the current market price of the common stock and adversely affect our ability to obtain future funding as well as create a potential market overhang.

OUR STOCK HAS BEEN LIMITED IN ITS PUBLIC TRADING; VOLATILITY OF STOCK. There has been a limited public trading market for our common stock , and there can be no assurance that an active trading market will be sustained upon the completion of the offering. The issuance of common stock upon exercise of the warrants and the subsequent sale of our common stock pursuant to this prospectus can dilute our common stock and adversely affect the market price of our common stock. There can be no assurance that the market price of the stock will not decline below its current price. We believe that fluctuations in our operating results and even mild expressions of interest on a particular day (being traded on the OTC Bulletin Board) can cause the market price of its shares to fluctuate, perhaps substantially. Our common stock can expect to experience substantial price changes in short periods of time, owing to the unpredictability of the OTC Bulletin Board. Stock markets in the United States have, from time to time, experienced significant price and volume fluctuations which are not necessarily related to our net worth or any other established criteria of value. It can be expected that substantial price swings will occur in our common stock for the foreseeable future, and percentage changes in stock indices (such as the Dow Jones Industrial Average) could be magnified, particularly in downward movements of the markets. These fluctuations may adversely affect the price of our common stock.

RESTRICTIONS ON SECONDARY TRADING. While our common stock is quoted on the OTC Bulletin Board and trades below $5.00 per share, it will be subject to restrictions imposed by law that limit the ability of broker-dealers which sell such securities to anyone other than established customers and investors which meet certain sophisticated investor tests. These restrictions can affect the ability of broker-dealers to sell our stock and can also affect your ability to resell your stock in any trading market that may develop.

TECHNOLOGIES IN VARIOUS STAGES OF DEVELOPMENT; NO ASSURANCE OF COMPLETION; MAY BE SUBJECT TO ADDITIONAL DELAYS. Our technologies and products are in various stages of development. There can be no assurance that additional products can be introduced or technologies completed to production or marketability due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. We have generated virtually no revenues from our various technologies to date and there is no assurance of revenues in the future. Our development projects are high risk in nature, where unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that a further development is not feasible.

The development of our technologies has taken longer than anticipated by management and could be subject to additional delays. Therefore, there can be no assurance of timely completion and introduction of these technologies on a cost-effective basis, or that such technologies, if introduced, will achieve market acceptance.

FUTURE DEPENDENCE ON MARKET ACCEPTANCE OF OUR TECHNOLOGIES AND PRODUCTS. Our future is dependent upon the success of the current and future generations of one or more of our technologies. There can be no assurance that we can introduce any of our technologies or new products or that, if introduced, they will achieve market acceptance such that in combination with existing products they will sustain us or allow us to achieve profitable operations.

SIGNIFICANT COMPETITION AND POSSIBLE OBSOLESCENCE. Technological competition from other and longer established antenna companies is significant and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to us. In addition, one or more of our competitors may succeed or may have already succeeded in developing technologies and products that are more effective than any of those offered or being developed by us, rendering our technology and products obsolete or noncompetitive.

DEPENDENCE ON OUTSIDE MANUFACTURERS AND SUPPLIERS. Currently, we rely, and intend to continue to rely, on outside suppliers for raw materials and components used in our antenna products. We may also rely on outside manufacturers to assemble our antenna products. There can be no assurance that these suppliers and manufacturers will be able to meet our cost and performance requirements in the future. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources, which could disrupt our business and have an adverse effect on our financial condition.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling securityholders. Any net proceeds from the exercise of warrants are intended to be used for general corporate purposes.

                             DESCRIPTION OF INTEGRAL

     We are a development stage company, incorporated under the laws of the State of Nevada on February 12, 1996. To date, we have, directly and through our subsidiaries, expended our resources on the research and development of several different types of technologies.

     Presently, we are focusing substantially all of our resources on the researching, developing and commercializing of new antenna and electriplast technologies, directly and through our wholly-owned subsidiary, Antek Wireless, Inc.

PRODUCTS
--------

     We are focusing our marketing efforts on wireless market segments. Our technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. Our GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications. Presently, we are focusing all of our resources on the researching, developing and commercializing our Plastenna and Electriplast technologies.

PLASTENNA

     We have developed and prototyped a new antenna technology. The pioneering aspect of the Plastenna technology is that it opens the doors to vast new horizons in antenna design and manufacturing processes. The combination of our proprietary recipe of conductive materials, and a selection of resins from various resin suppliers results in a covert moldable antenna, that can become part of the shell or case of any wireless device, be it phones, radios, or even body parts of vehicles, or new designs for conventional antennas as we know them today. Our research indicates that the Plastenna technology vastly improves design flexibility, increases signal performance, reduces manufacturing costs, and shows a marked reduction in power consumption.

GPS/LEOS Antenna

     We have finalized the development of a "ruggedized" GPS/LEO antenna, measuring only 13.25 inches by 9.90 inches, and .870 inches in height. The term "ruggedized" is used to describe the durability of this antenna, that is to say it can withstand the elements and yet endure significant shock and vibration effects. This antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and LEO satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications.

     We continue to advance to the next stage of the commercialization of our proprietary antenna technologies. Our Plastenna and GPS/LEO antenna technologies are currently undergoing pilot projects with a number of wireless companies around the world.

Flat  Panel  Antennas

     We have also been developing several new flat panel antenna designs for use in different wireless technology markets.

Electriplast

     We are developing a new family of innovative applications, deemed "Electriplast", based upon our extensive research and development of our Plastenna technology. Electriplast is the utilization of our proprietary recipe of conductive materials, combined with a selection of resins from various resin suppliers to conduct electricity in multiple applications.

PATENTS  ON  TECHNOLOGIES
-------------------------

     We have completed a patent review of the antenna technologies and have filed 80 U.S. patent applications, 47 of which are currently provisional patents, 28 are pending final approval, and 5 have been granted. No assurances can be given that all patent applications will be approved; however, to the extent that patents are not granted, we will continue to attempt to commercialize these technologies without the protection of patents. As patents are issued, we will have the exclusive right to use in the U.S. the design(s) described in each issued patent for the 18-year life of the patent.

     Our intellectual property portfolio consists of over nine years of accumulated research and design knowledge and trade secrets relating to antenna design & components as well as proprietary manufacturing processes.

Product  Manufacturing  and  Distribution
-----------------------------------------

     We are not in the manufacturing business. We rely on third-party manufacturing companies to manufacture antenna products.

     Our antenna products will not be sold directly to the general public, but rather to businesses and manufacturers who will use the antennas in their products.

Barriers  to  Entry  into  Market  Segment
------------------------------------------

     In the antenna market, we will be competing with other established antenna providers that are much larger and better capitalized than we are. In order to compete, management believes that we must demonstrate to potential users that our antenna products have an advantage over other antennas on the market in terms of performance and cost.

EMPLOYEES
---------

     Including our subsidiaries, we currently employ a total of 5 people on a full-time basis and one person on a part-time basis. However, we also rely on the expertise of several technical advisors who are consulted as needed on a part-time, contract basis.

                                LEGAL PROCEEDINGS

     In April 2003, James E. Smith, a co-founder of our company, filed suit against us and our transfer agent in the Circuit Court of Monongalia County, West Virginia. The Complaint alleges breach of contract, negligence and fraud claims, and alleges damages in excess of $1 million. We were successful in having the case moved to federal court in the U.S. District Court for the Northern District of West Virginia. We filed an Answer denying the claims, asserted several affirmative defenses, and filed Counterclaims against Mr. Smith for the following claims for relief: (1) Intentional Misrepresentation; (2)
Breach of Oral Contract; (3) Breach of Written Contract; (4) Negligent Misrepresentation; and (5) Rescission and Restitution. On August 30, 2004, the Court dismissed Mr. Smith's claims for fraud and negligence, and also dismissed our counterclaim for breach of oral contract and partially dismissed the counterclaims for intentional and negligent misrepresentation. The case is scheduled to go to trial in March 2005.

                             DESCRIPTION OF PROPERTY

     We do not own any real property. We lease office space in Bellingham, Washington and in Vancouver, B.C., Canada.


             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market  Information

     There is a limited public market for our common stock. Our common stock is quoted on the NASD OTC Bulletin Board under the symbol "ITKG."

     The following table sets forth the range of high and low bid quotations for our common stock on the OTC Bulletin Board for each quarter of the fiscal years ended June 30, 2003 and 2004.

Quarter Ended       Low Bid   High Bid
------------------  --------  ---------
September 30, 2002  $   0.66  $    1.06
December 31, 2002   $   0.49  $    0.88
March 31, 2003      $   0.68  $    1.26
June 30, 2003       $   0.72  $    1.05

September 30, 2003  $   0.77  $    1.40
December 31, 2003   $   1.04  $    1.50
March 31, 2004      $   0.88  $    1.54
June 30, 2004       $   0.71  $    1.26

     The source of this information is the OTC Bulletin Board and other quotation services. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Holders

     As of October 31, 2004 there were approximately 207 holders of record of our common stock (this number does not include beneficial owners who hold shares at broker/dealers in "street-name").

Dividends

     To date, we have not paid any dividends on our common stock and do not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, our financial condition , and other factors as deemed relevant by our Board of Directors.

                         MANAGEMENT'S PLAN OF OPERATION

     Statements contained herein that are not historical facts are forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. We caution investors that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: well-established competitors who have substantially greater financial resources and longer operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

     The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

     To date we have recorded nominal revenues from the sales of prototypes. We are still considered a development stage company for accounting purposes. From inception on February 12, 1996 through June 30, 2004, we have accrued an accumulated deficit of approximately $17.5 million.

     Our net loss for the year ended June 30, 2004 was $2,543,848, compared to a net loss of $1,346,833 for the prior fiscal year. The primary expenses during the year ended June 30, 2004 were salaries ($685,023), consulting fees ($536,728) and legal and accounting ($909,398). Legal fees were exceptionally high and primarily related to costs associated with pursuing and maintaining technology patent filings and costs incurred in defending the lawsuit filed by James E. Smith (described under the caption "LEGAL PROCEEDINGS" on page 9).

     We presently intend to focus substantially all of our resources on the commercialization and sales of Plastenna and Electriplast technologies, and we will not be devoting any of our resources on the further research, development and commercialization of the other technologies in which we have an interest.

     Our business strategy focuses on leveraging our intellectual property rights on our antenna technologies, material innovation, and an understanding of the wireless marketplace.

     We are not in the manufacturing business and do not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. We will be relying on contract manufacturers to produce the antenna products.

     We are focusing our marketing efforts on wireless market segments. Our technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. Our GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications. Presently, we are focusing all of our resources on the researching, developing and commercializing our Plastenna and Electriplast technologies.

     We anticipate spending approximately $250,000 over the next twelve months on ongoing research and development (primarily salaries) of the different applications and uses of its antenna technologies.

     To date, we have relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund our operations. During the current fiscal year ended June 30, 2004, we raised capital through two private placements by selling common stock and common stock purchase warrants:

     1. In September 2003, we completed a private placement with ten investors and sold 898,336 shares of our common stock at $.75 per share and warrants to purchase 449,168 shares of our common stock within two years at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. Pursuant to the terms of the offering, we filed a registration statement (which relates to this Prospectus) to register the shares of common stock (including the share of common stock underlying the warrants), for resale by the investors.

     2. On January 14, 2004, we completed a private placement of our securities and raised $5,711,000 in gross proceeds. The transaction was completed pursuant to a Securities Purchase Agreement dated December 26, 2003, between Wellington Management Company, LLP and us, for a private offering of 57,115 units ("Units") of equity securities, each Unit consisting of 100 shares of common stock (the "Common Stock"), and one warrant (the "Warrant") convertible into 30 shares of Common Stock, at a purchase price of $100.00 per Unit. Wellington Management Company, LLP acted as an investment advisor on behalf of eleven institutional investors. By mutual agreement with the Investors, closing occurred on January 14, 2004. Each Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration. Pursuant to the Securities Purchase Agreement, we filed a registration statement (which relates to this Prospectus) to register the shares of common stock (including the share of common stock underlying the Warrants), for resale by the investors. Wells Fargo Securities, LLC, served as placement agent for us and was paid a fee of six percent of the gross proceeds raised from the offering.

     As a result of the private placement financing that was completed in January 2004, we will have adequate funds available to fund our operations over the next twelve months.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Directors and Executive Officers. We have a Board of Directors which is currently comprised of two members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of our Board and our executive officers and their respective age and position are as follows:

                                                                      Director
Name                 Age                  Position                      Since
---------------------------------------------------------------------------------

William S. Robinson   48  Chairman, CEO and Treasurer               February 1996

William A. Ince       54  Director, President, Secretary and Chief  February 1996
                          Financial Officer

WILLIAM ROBINSON
(Chairman, CEO and Treasurer)

     As a co-founder of our Company (since 1996), Mr. Robinson has been responsible since our inception for securing funding in order to ensure our ongoing operations. Together with Mr. Ince, he has been responsible for the development and implementation of corporate strategies.

     Mr. Robinson brings many years of management experience in finance, banking and corporate development. Previously, he acted as a director of a number of companies involved in natural resources, sales and marketing, and computer technologies.

WILLIAM  A.  INCE
(Director,  President,  Secretary  and  Chief  Financial  Officer)

     Mr. Ince, a co-founder of our company (since 1996), is responsible, along with Mr. Robinson, for the development and implementation of corporate strategies. He is also responsible for our accounting and financial systems and record-keeping.

     Mr. Ince brings with him a background as a professional accountant and experience from management positions in finance and operations in several private companies. He has consulted to both private and public companies in the areas of marketing and finance, as well as turn-around situations. Mr. Ince has been responsible for "team building" efforts to ensure that each project is brought to fruition on a timely basis.

SIGNIFICANT  EMPLOYEES

TOM AISENBREY, General Manager and Chief Technology Officer, has been with us since February 2001. Mr. Aisenbrey is an accomplished executive program manager with 27 years of experience in a variety of electronic industries, with design & development of multiple computer oriented products, specializing in wireless products. Mr. Aisenbrey is responsible for the development of the our antenna technologies.

AUDIT  COMMITTEE  AND  AUDIT  COMMITTEE  FINANCIAL  EXPERT  DISCLOSURE

     We do not have a separately-designated standing audit committee at this time because we are not required to do so. Accordingly, we do not have an audit committee financial expert.

CODE  OF  ETHICS

     On September 20, 2004, we established a written code of ethics that applies to our senior executive and financial officers. A copy of the code of ethics is included as an exhibit to the Form 10-KSB for the year ended June 30, 2004.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports received or written representations from certain reporting persons, we believe that, during the year ended June 30, 2003, all
Section 16(a) filing requirements applicable to our officers, directors and ten percent shareholders were complied with by such persons.


           OWNERSHIP OF SECURITIES BY BENEFICIAL OWNERS AND MANAGEMENT

A.   Common  Stock

     The following table sets forth, as of October 31, 2004 the stock ownership of each person known by us to be the beneficial owner of five percent or more of our common stock, each of our Officers and Directors individually and all of our Directors and Officers as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

============================================================================================
Name and Address of                            Amount and Nature of
Beneficial Owner (1)                        Beneficial Ownership(1)(2)  Percent of Class (3)
--------------------------------------------------------------------------------------------
William S. Robinson (4)
#3 1070 West Pender St.                                      2,373,533                  5.9%
--------------------------------------------------------------------------------------------
Vancouver, B.C.  V6E 2N7
William A. Ince (5)
805 W. Orchard Dr., Suite #7                                 2,128,833                  5.2%
--------------------------------------------------------------------------------------------
Bellingham, WA  98225
All of our officers and directors of as a
group (2 persons)                                            4,502,366                 11.1%
============================================================================================

(1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

(2) Includes vested options beneficially owned but not yet exercised and outstanding, if any. The table does not include the effects of conversion by Mr. Robinson and Mr. Ince of their shares of Series A Convertible Preferred Stock ("Series A"), which are convertible into shares of common stock at a conversion rate that varies with the market price of the common stock at the time of conversion. The conversion rate is determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of our common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion. Mr. Robinson owns 211,225 shares of Series A and Mr. Ince owns 109,813 shares of Series A. As of October 31, 2004, the conversion rate was $.58 per share, so Mr. Robinson's 211,225 shares of Series A were convertible into 364,181 shares of common stock, and Mr. Ince's 109,813 shares of Series A were convertible into 189,332 shares of common stock. The actual number of shares of common stock receivable by Messrs. Robinson and Ince upon conversion of the Series A would depend on the actual conversion rate in effect at the time of conversion.

(3) Based upon 40,225,849 shares issued and outstanding, plus the amount of shares each person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(4) Mr. Robinson is an officer and director of Integral and each of its subsidiaries.

(5) Mr. Ince is an officer and director of Integral and each of its subsidiaries. Beneficial ownership figure includes 415,000 shares underlying options.

B.   Series  A  Convertible  Preferred  Stock

     The following table sets forth, as of October 31, 2004, the stock ownership of each person known by us to be the beneficial owner of five percent or more of our Series A Convertible Preferred Stock, each Officer and Director individually and all of our Directors and Officers as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

===========================================================================================
Name and Address of                            Amount and Nature of
Beneficial Owner (1)                          Beneficial Ownership(1)  Percent of Class (2)
-------------------------------------------------------------------------------------------
William S. Robinson (3)
#3 1070 West Pender St.                                       211,225                 65.8%
Vancouver, B.C.  V6E 2N7
-------------------------------------------------------------------------------------------
William A. Ince (4)
805 W. Orchard Dr., Suite #7                                  109,813                 34.2%
Bellingham, WA  98225
-------------------------------------------------------------------------------------------
All officers and directors of Integral as a
group (2 persons)                                             321,038                  100%
===========================================================================================

(1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

(2) Based upon 321,038 Series A Convertible Preferred shares issued and outstanding.

(3) Mr. Robinson is an officer and director of Integral and each of its subsidiaries.

(4) Mr. Ince is an officer and director of Integral and each of its subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION

     The following information concerning our equity compensation plans is as of the end of the fiscal year ended June 30, 2004:

--------------------------------------------------------------------------------------------------
                       Number of securities to      Weighted-average        Number of securities
                       be issued upon exercise      exercise price of       available for future
                       of outstanding options,    options, warrants and    issuance under equity
                         warrants and rights             rights              compensation plans
                                                                           (excluding securities
                                                                          reflected in column (a))

    Plan category                (a)                       (b)                      (c)
--------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders       N/A                       N/A                      N/A
--------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders       1,922,500                 $ 0.94                   1,530,000
--------------------------------------------------------------------------------------------------

Total                  1,922,500                 $ 0.94                   1,530,000
--------------------------------------------------------------------------------------------------

     As of June 30, 2004, we had two Employee Benefit and Consulting Services Compensation Plans in effect.

     On January 2, 2001, we adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2001 Stock Plan (the "2001 Plan"), which was amended on December 17, 2001. As amended, the 2001 Plan covers up to 3,500,000 shares of common stock. The 2001 Plan has not previously been approved by security holders.

     On April 4, 2003, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2003 Stock Plan (the "2003 Plan"). The 2003 Plan covers up to 1,500,000 shares of common stock. The 2003 Plan has not previously been approved by security holders.

     Under both Plans, we may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of our company and our subsidiaries. The purpose of the Plans is to promote our best interests and that of our shareholders by providing a means of non-cash remuneration to eligible participants who contribute to operating progress and earning power of Integral. The Plans are administered by our Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which we are liable, if a direct issue of stock, and all other terms on which each option shall be granted.

                             EXECUTIVE COMPENSATION

General

     The following information discloses all plan and non-plan compensation awarded to, earned by, or paid to our executive officers, and other individuals for whom disclosure is required, for all services rendered in all capacities to our subsidiaries and us.

Summary  Compensation  Table

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by us and/or our subsidiaries, to or for our Chief Executive Officer and each of our other executive officers, during the fiscal years ended June 30, 2004, 2003 and 2002.

                                        Annual Compensation
                                 ----------------------------------
        (a)              (b)        (c)       (d)          (e)
       Name                                               Other
        And              Year                            Annual
     Principal          Ended     Salary     Bonus    Compensation
      Position         June 30      ($)       ($)          ($)
-------------------------------------------------------------------
William S. Robinson,       2004  $ 170,000  $ 57,110            -0-
Director, Chairman,        2003  $ 170,000       -0-            -0-
CEO, Treasurer             2002  $ 156,000       -0-            -0-

William A. Ince,           2004  $ 170,000       -0-            -0-
Director, President,       2003  $ 170,000       -0-            -0-
Secretary, CFO             2002  $ 156,000       -0-            -0-

                                       Long Term Compensation
                                 ----------------------------------
                                           Awards          Payouts
                                 ----------------------------------
        (a)              (b)         (f)          (g)        (h)           (i)
       Name                      Restricted
        And              Year       Stock       Shares       LTIP       All Other
     Principal          Ended     Award(s)    Underlying   Payouts    Compensation
      Position         June 30       ($)        Options      ($)           ($)
------------------------------------------------------------------------------------
William S. Robinson,       2004          -0-          -0-       -0-  $368,943(n1,n2)
Chairman, CEO,             2003          -0-      415,000       -0-             -0-
Treasurer                  2002          -0-          -0-       -0-  $   93,600 (n3)

William A. Ince,           2004          -0-          -0-       -0-  $   32,268 (n2)
Director, President,       2003          -0-      415,000       -0-             -0-
Secretary, CFO             2002          -0-          -0-       -0-  $   93,600 (n3)


     (n1) In December 2003, we redeemed an aggregate of 118,572 shares of Series A Preferred Stock from Mr. Robinson at a predetermined redemption price of $3.50 per share. The stated value of the Series A Preferred
          Stock is $1.00 per share, which resulted in a redemption premium of $2.50 per share over the stated value (an aggregate of $296,430). Mr. Robinson tendered the shares of Series A Preferred Stock in payment of the aggregate exercise price of $415,000 for the exercise of 415,000 options to purchase common stock, and no cash was paid to Mr. Robinson.

     (n2) A 5% dividend on the Series A Preferred Stock, payable in cash or shares of common stock at our election, had been accrued for the period from September 30, 1999 (date of issuance) to June 30, 2003, and was paid in cash during the fiscal year end June 30, 2004, with $72,513 paid to William S. Robinson and $32,268 paid to William A. Ince.

     (n3) In March 2002, we redeemed an aggregate of 124,800 shares of Series A Preferred Stock from Mr. Robinson (62,400 shares) and Mr. Ince (62,400 shares) at a predetermined redemption price of $2.50 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.50 per share over the stated value.

Option/SAR  Grants  in  Last  Fiscal  Year

     The information provided in the table below provides information with respect to individual grants of stock options for the year ended June 30, 2004 to each of the persons named in the Summary Compensation Table above. We did not grant any stock appreciation rights for the year ended June 30, 2004.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants

           (a)                    (b)            (c)           (d)           (e)
                                             % of Total
                               Number of    Options/SARS
                              Securities     Granted to
                              Underlying      Employees    Exercise or
                             Options/SARs     in Fiscal     Base Price   Expiration
           Name               Granted (#)     Year (n1)       ($/Sh)        Date
-----------------------------------------------------------------------------------
William S. Robinson,                   -0-            -0-  N/A           N/A
Chairman, CEO, Treasurer

William A. Ince, Director,             -0-            -0-  N/A           N/A
President, Secretary, CFO

     (n1) The percentage of total options granted (255,000) in the fiscal year is based upon all options granted to eligible participants, which includes officers, directors, employees, consultants and advisors, under Integral's 2001 Stock Plan during the year ended June 30, 2004.

          Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The information provided in the table below provides information with respect to each exercise of stock options during most recent fiscal year ended June 30, 2004 by the persons named in the Summary Compensation Table and the fiscal year end value of unexercised options.

        (a)               (b)        (c)               (d)                   (e)
                                                    Number of              Value of
                                              Securities Underlying      Unexercised
                        Shares                     Unexercised           In-the-Money
                       Acquired                  Options/SARs at       Options/SARs at
                          on        Value           FY-End (#)            FY-End($)
                       Exercise    Realized        Exercisable/          Exercisable/
        Name              (#)      ($)(n1)        Unexercisable       Unexercisable(n1)
----------------------------------------------------------------------------------------
William S. Robinson      415,000  $  41,500                  -0-/-0-             -0-/-0-
Director, Chairman,
CEO, Treasurer

William A. Ince              -0-  N/A                    415,000/-0-  $       62,250/-0-
Director, President,
Secretary, CFO

(n1) The aggregate dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively.

Long-Term  Incentive  Plans  ("LTIP")  -  Awards  in  Last  Fiscal  Year

     This table has been omitted, as no executive officers named in the Summary Compensation Table above received any awards pursuant to any LTIP during the fiscal year ended June 30, 2004.

Compensation of Directors

     No compensation was paid by us to our Directors for any service provided as a Director during the fiscal year ended June 30, 2004. There are no other formal or informal understandings or arrangements relating to compensation; however, Directors may be reimbursed for all reasonable expenses incurred by them in conducting our business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     As of the date of filing of this report, the current executive officers do not have written employment contracts.

     Our Board of Directors has complete discretion as to the appropriateness of
(a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

     Our Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the our executive officers and key employees. Our goals are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers and other key employees who contribute to our long-term success . We intend to provide base salaries to our executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants.

Employee  Benefit  and  Consulting  Services  Compensation  Plans

     As of June 30, 2004, we had two Employee Benefit and Consulting Services Compensation Plans in effect.

     On January 2, 2001, we adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2001 Stock Plan (the "2001 Plan"), which was amended on December 17, 2001. As amended, the 2001 Plan covers up to 3,500,000 shares of common stock. The 2001 Plan has not previously been approved by security holders.

     On April 4, 2003, we adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2003 Stock Plan (the "2003 Plan"). The 2003 Plan covers up to 1,500,000 shares of common stock. The 2003 Plan has not previously been approved by security holders.

     Under both Plans, we may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of our company and our subsidiaries. The purpose of the Plans is to promote our best interests and that of our shareholders by providing a means of non-cash remuneration to eligible participants who contribute to our operating progress and earning power. The Plans are administered by our Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which we are liable, if a direct issue of stock, and all other terms on which each option shall be granted.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last two fiscal years, we entered into the following transactions in which our officers and directors had a material interest:

(a) A 5% dividend on the Series A Preferred Stock, payable in cash or shares of common stock at our election, had been accrued for the period from September 30, 1999 (date of issuance) to June 30, 2003, and was paid in cash during the fiscal year end June 30, 2004, with $72,513 paid to William S. Robinson and $32,268 paid to William A. Ince. For the year ended June 30, 2004, $13,536 was accrued to Mr. Robinson and $5,491 was accrued to Mr. Ince.

(b) In December 2003, we redeemed 118,572 shares of Series A Preferred Stock from Mr. Robinson at a predetermined redemption price of $3.50 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $2.50 per share over the stated value.

(c) During the fiscal year ended June 30, 2004, our Board of Directors authorized the payment of accrued interest on amounts since July 1, 2001 for loans made to us by officers and directors, at an average annual interest rate of 8%. A total of $15,000 was accrued to Mr. Robinson and a total of $22,000 was accrued to Mr. Ince.

                             SELLING SECURITYHOLDERS

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of March 8, 2004, which was the effective date of our original registration statement, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.

                                                            SHARES
                                              MAXIMUM       BENEFICIALLY
                             SHARES           SHARES        OWNED AFTER
                             BENEFICIALLY     OFFERED IN    OFFERING(n2)
NAME OF SELLING              OWNED PRIOR      OFFERING    ----------------
SECURITYHOLDER               TO OFFERING(n1)  NUMBER      NUMBER  PERCENT
---------------------------  ---------------  ----------  ------  --------
Swartz Private Equity, LLC           259,134     259,134       0         0

Aisenstat, David                     150,000     150,000       0         0

Berry, Danny T.                      370,001     370,001       0         0

Blumberg Pension &
 Profit Sharing Plan               1,300,001   1,300,001       0         0

Brambila, G. Robert                  208,500     208,500       0         0

Erickson, Douglas                    280,001     280,001       0         0

Erickson, Michael                    250,001     250,001       0         0

Jay, Roger                            50,000      50,000       0         0

Lee, Waining Wayne                    50,000      50,000       0         0

McArthur, Scott                       30,000      30,000       0         0

Ming Capital Enterprises              81,000      81,000       0         0

Norris, Kent                         150,000     150,000       0         0

Vandy, Pamela                        954,000     954,000       0         0

British Columbia Investment
 Management Corporation              299,000     299,000       0         0

The Dow Chemical
Employees' Retirement Plan           590,200     590,200       0         0

The Retirement Program Plan
 for Employees of Union              491,400     491,400       0         0
 Carbide Corporation

                                                                SHARES
                                                  MAXIMUM       BENEFICIALLY
                                 SHARES           SHARES        OWNED AFTER
                                 BENEFICIALLY     OFFERED IN    OFFERING(n2)
NAME OF SELLING                  OWNED PRIOR      OFFERING    ----------------
SECURITYHOLDER                   TO OFFERING(n1)  NUMBER      NUMBER  PERCENT
-------------------------------  ---------------  ----------  ------  --------
Government of Singapore
 Investment Corporation Pte Ltd        2,284,100   2,284,100       0         0

Howard Hughes Medical Institute          598,000     598,000       0         0

New York State Nurses
 Association Pension Plan                357,500     357,500       0         0

Ohio Carpenters' Pension Fund            195,000     195,000       0         0

Laborers' District Council
 and Contractors' of Ohio
 Pension Fund                            162,500     162,500       0         0

The Robert Wood Johnson
 Foundation                              659,100     659,100       0         0

WTC-CIF Emerging
 Companies Portfolio                     819,000     819,000       0         0

WTC-CTF Emerging
 Companies Portfolio                     968,500     968,500       0         0

     (n1) Represents common stock held by the selling securityholders or issuable upon exercise of outstanding warrants held by such selling securityholders.

     (n2) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

     We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling securityholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling securityholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling securityholders have agreed to indemnify us against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In November 2002, we completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, we agreed to register the shares of common stock (including the shares underlying the warrants) for resale by the investors.

     In September 2003, we completed a private placement with ten investors and sold 898,336 shares of its common stock at $.75 per share and warrants to purchase 449,168 shares of its common stock within two years at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. In connection with the offering, we agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors.

     In January 2004, we completed a private placement and raised $5,711,500 in gross proceeds. The transaction was completed pursuant to a Securities Purchase Agreement dated December 26, 2003, with Wellington Management Company, LLP for a private offering of 57,115 units ("Units") of equity securities, each Unit consisting of 100 shares of common stock (the "Common Stock"), and one warrant (the "Warrant") convertible into 30 shares of Common Stock, at a purchase price of $100.00 per Unit. Wellington Management Company, LLP acted as an investment advisor on behalf of eleven institutional investors. By mutual agreement with the Investors, closing occurred on January 14, 2004. Each Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration. Pursuant to the Securities Purchase Agreement, we agreed to register the shares of common stock (including the share of common stock underlying the Warrants), for resale by the investors. Wells Fargo Securities, LLC, served as our placement agent f and was paid a fee of six percent of the gross proceeds raised from the offering.


                              PLAN OF DISTRIBUTION

     Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

The selling shareholders have agreed to comply with applicable securities laws. Each of the selling shareholders and any securities broker-dealer or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The offer and sale by the selling shareholders may be a "distribution" under Regulation M, in which case the selling stockholder, any "affiliated purchasers", and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 of Regulation M until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class of securities that are the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". In addition Rule 101 under Regulation M prohibits any "stabilizing bid" or "stabilizing purchase" by a selling shareholder in connection with a distribution for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

     Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities. We will not receive any of the proceeds from the sale of any of the shares by the selling shareholders.

     We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.


                            DESCRIPTION OF SECURITIES

(a)  Capital Stock

     We are presently authorized to issue 50,000,000 shares of its common stock, with a par value of $.001 per share, and 20,000,000 shares of Preferred Stock, $.001 par value, of which 1,000,000 have been designated as Series A Convertible Preferred. As of October 31, 2004, 40,225,849 shares of common stock are issued and outstanding, and 321,038 Series A Convertible Preferred shares are issued and outstanding.

(b)  Common  Stock

     The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

     Our shareholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, our shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     Our outstanding shares of common stock are fully paid and non-assessable. There are no outstanding options, warrants or rights to purchase shares of our common stock, other than disclosed in this Registration Statement.

(c)  Preferred  Stock

     Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, $.001 par value. The preferred stock may be divided into and issued in one or more series as may be determined by resolution of our Board of Directors. Our Board of Directors is authorized, without any further action by our shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including voting and economic rights senior to the common stock so that the issuance of such preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock also may have the effect of delaying, deferring or preventing a change in control of Integral without any action by shareholders.

     We have designated 1,000,000 of the shares of preferred stock as Series A Convertible Preferred Stock, of which 321,038 shares are outstanding. Each share of Series A:

     -    has  a  stated  value  and  liquidation  preference  of  $1.00;

     -    has  a  5% annual dividend, payable in cash or shares of common stock;

     - may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of our common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

     - may be redeemed by us within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

     -    may  be  voted  on  all  matters  on  an  as-converted  basis;  and

     - may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of our company.

     The details of the dividend rates, liquidation preferences, redemption provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions are set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock," that was filed as an amendment to our Articles of Incorporation on November 8, 1999.


              INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Nevada General Corporation Law or the provisions of our Articles of Incorporation, as amended, or Bylaws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

     Our consolidated balance sheets as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended June 30, 2004, 2003 and 2002 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2003 have been audited by Pannell Kerr Forster, Vancouver, B.C., Canada, an independent registered public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Pannell Kerr Forster, Vancouver, B.C., Canada, as experts in accounting and auditing and in giving said reports.

                                  LEGAL MATTERS

     The validity of the securities offered by the prospectus is being passed upon for us by the law firm of Futro & Associates, P.C., 1401 - 17th Street, Suite 1150, Denver, CO 80202.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the Commission's website at www.sec.gov.

     We are not required to deliver an annual report to shareholders; however, upon request, we will provide at no cost to our shareholders, annual reports containing audited financial statements.

     You may request a copy of these filings, at no cost, by writing or calling us at:

                        Attention:  Shareholder Relations
                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                                 (360) 752-1982

                          INDEX TO FINANCIAL STATEMENTS

                           INTEGRAL TECHNOLOGIES, INC.
                          (A Development Stage Company)


Consolidated Financial Statements
June 30, 2004, 2003 and 2002
(Audited)

                                                                   Page
                                                                -----------
     Report of Independent Registered Public Accountants . . . .        F-1

     Consolidated Balance Sheets . . . . . . . . . . . . . . . .        F-2

     Consolidated Statements of Operations . . . . . . . . . . .        F-3

     Consolidated Statements of Stockholders' Equity (Deficit) .  F-4 - F-7

     Consolidated Statements of Cash Flows . . . . . . . . . . .        F-8

     Notes to Consolidated Financial Statements. . . . . . . . . F-9 - F-25


Consolidated Financial Statements
September 30, 2004
(Unaudited)

                                                                   Page
                                                                -----------

     Consolidated Balance Sheets . . . . . . . . . . . . . . . .       F-26

     Consolidated Statements of Operations . . . . . . . . . . .       F-27

     Consolidated Statements of Stockholders' Equity (Deficit) .       F-28

     Consolidated Statements of Cash Flows . . . . . . . . . . .       F-29

     Notes to Consolidated Financial Statements. . . . . . . . .F-30 - F-31

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE DIRECTORS AND STOCKHOLDERS OF
INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

We have audited the consolidated balance sheets of Integral Technologies, Inc. (A Development Stage Company) as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years ended June 30, 2004, 2003 and 2002 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Integral Technologies, Inc. from February 12, 1996 (inception) through June 30, 1996 were audited by other auditors whose report dated November 20, 1996, expressed an unqualified opinion on those statements. Our opinion insofar as it relates to the cumulative totals for development stage operations from February 12, 1996 (inception) through June 30, 1996, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standard of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at June 30, 2004 and 2003 and the consolidated results of its operations and its cash flows for each of the years ended June 30, 2004, 2003 and 2002 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

"Pannell Kerr Forster"

Registered Independent
Chartered Accountants

Vancouver, Canada
September 23, 2004

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
JUNE 30
(U.S. DOLLARS)

=================================================================================
                                                         2004           2003
---------------------------------------------------------------------------------
ASSETS
CURRENT
  Cash                                               $  3,905,773   $    174,210
  Accounts receivable                                           0          1,141
  Prepaid expenses                                         26,091         11,844
TOTAL CURRENT ASSETS                                    3,931,864        187,195
---------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT (note 3)                            31,250         54,282
INVESTMENTS (note 4)                                            1              1
---------------------------------------------------------------------------------

TOTAL ASSETS                                         $  3,963,115   $    241,478
=================================================================================
LIABILITIES
CURRENT
  Accounts payable and accruals (note 7)             $    522,337   $    472,254
  Due to West Virginia University Research
    Corporation (note 9(a))                               397,296        397,296
---------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                 919,633        869,550
---------------------------------------------------------------------------------
CONTINGENCIES (note 9)
STOCKHOLDERS' EQUITY (DEFICIT) (note 5)
PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS
 OF $0.001 PAR VALUE
  20,000,000     Shares authorized
      321,038    (2003 - 439,610) Shares issued
                  and outstanding (note 5(b))             321,038        439,610
COMMON STOCK AND PAID-IN CAPITAL IN EXCESS
 OF $0.001 PAR VALUE
  50,000,000     Shares authorized
  40,181,849     (2003 - 32,923,855) Shares issued
                  and outstanding (note 5(a))          20,197,085     13,335,752
PROMISSORY NOTES RECEIVABLE (note 5(e))                   (66,500)       (66,500)
SHARE SUBSCRIPTIONS                                             0        211,915
OTHER COMPREHENSIVE INCOME                                 46,267         46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE      (17,454,408)   (14,595,116)
---------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY(DEFICIT)                     3,043,482       (628,072)
---------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $  3,963,115   $    241,478
=================================================================================

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. DOLLARS)

==================================================================================================
                                                                                     PERIOD FROM
                                                                                    FEBRUARY 12,
                                                                                        1996
                                                                                     (INCEPTION)
                                                    YEARS JUNE 30, ENDED               THROUGH
                                           2004            2003          2002       JUNE 30, 2004
--------------------------------------------------------------------------------------------------

REVENUE                              $         1,483   $    21,355   $    27,686   $      238,150
COST OF SALES                                      0             0        13,468          216,016
--------------------------------------------------------------------------------------------------
                                               1,483        21,355        14,218           22,134
--------------------------------------------------------------------------------------------------
EXPENSES
  Legal and accounting                       909,398       151,651       169,247        2,085,567
  Salaries                                   685,023       467,093       547,272        3,941,471
  Consulting                                 536,728       445,193       663,795        2,692,245
  Travel and entertainment                   133,132        93,879       122,898          876,800
  General and administrative                 123,596        57,515        97,458          630,013
  Telephone                                   38,375        29,892        33,169          295,675
  Rent                                        33,631        31,838        34,102          287,249
  Financing fees                              25,000             0       104,542          129,542
  Bank charges and
    interest, net                             55,374         1,498        10,053          163,229
  Advertising                                  6,000         9,360        13,348          277,255
  Settlement of lawsuit (note 9(b))                0        45,250             0           45,250
  Research and development                         0         1,234         8,401        1,244,755
  Remuneration pursuant to
    proprietary, non-competition
    agreement (note 5(a)(i))                       0             0       711,000          711,000
  Write-down of license
    and operating assets                           0             0        48,919        1,855,619
  Interest on beneficial
    conversion feature                             0             0             0          566,456
  Write-off of investments (note 4)                0             0     1,249,999        1,249,999
  Cancellation of debt                             0             0             0         (602,843)
  Bad debts (recovery)                       (23,958)       10,753        14,500           52,613
  Depreciation and
    amortization                              23,032        23,032        21,706          293,136
--------------------------------------------------------------------------------------------------
                                           2,545,331     1,368,188     3,850,409       16,795,031
--------------------------------------------------------------------------------------------------

NET LOSS FOR YEAR                    $    (2,543,848)  $(1,346,833)  $(3,836,191)  $  (16,772,897)
==================================================================================================

NET LOSS PER COMMON SHARE            $         (0.07)  $     (0.04)  $     (0.13)
==================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING               36,391,491    31,928,310    29,064,780
==================================================================================================

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

=====================================================================================================================
                                               COMMON                      PREFERRED
                                SHARES        STOCK AND      SHARES OF     STOCK AND
                              OF COMMON    PAID-IN CAPITAL   PREFERRED  PAID-IN CAPITAL   PROMISSORY
                                STOCK         IN EXCESS        STOCK       IN EXCESS         NOTES         SHARE
                                ISSUED         OF PAR         ISSUED         OF PAR       RECEIVABLE   SUBSCRIPTIONS
---------------------------------------------------------------------------------------------------------------------
SHARES ISSUED FOR
  Cash                         1,000,000  $         10,000           0  $              0  $         0  $            0
  Property and equipment
    (to officers
    and directors)             1,500,000            15,000           0                 0            0               0
  Services (provided by
    officers and directors)    2,000,000            20,000           0                 0            0               0
  Services (others)            1,500,000            15,000           0                 0            0               0
Foreign currency
  translation                          0                 0           0                 0            0               0
Net loss for year                      0                 0           0                 0            0               0
---------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996         6,000,000            60,000           0                 0            0               0
SHARES ISSUED FOR
  Cash                         5,086,000           865,514           0                 0            0               0
  Share issue costs                    0           (48,920)          0                 0            0               0
  Services                       564,000            63,036           0                 0            0               0
  Acquisition of subsidiary      100,000           275,000           0                 0            0               0
Foreign currency
  translation                          0                 0           0                 0            0               0
Net loss for year                      0                 0           0                 0            0               0
---------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997        11,750,000         1,214,630           0                 0            0               0
SHARES ISSUED FOR
  Cash                           825,396           650,000           0                 0            0               0
Share issue costs                      0           (78,000)          0                 0            0               0
Foreign currency
  translation                          0                 0           0                 0            0               0
Net loss for year                      0                 0           0                 0            0               0
---------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998        12,575,396  $      1,786,630           0  $              0  $         0  $            0
---------------------------------------------------------------------------------------------------------------------


===============================================================================
                                                 DEFICIT
                                                ACCUMULATED
                                   OTHER        DURING THE          TOTAL
                               COMPREHENSIVE    DEVELOPMENT     STOCKHOLDERS'
                                  INCOME           STAGE      EQUITY (DEFICIT)
-------------------------------------------------------------------------------
SHARES ISSUED FOR
  Cash                        $            0   $          0   $         10,000
  Property and equipment
    (to officers
    and directors)                         0              0             15,000
  Services (provided by
    officers and directors)                0              0             20,000
  Services (others)                        0              0             15,000
Foreign currency
  translation                         (1,226)             0             (1,226)
Net loss for year                          0       (344,843)          (344,843)
-------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996                (1,226)      (344,843)          (286,069)
SHARES ISSUED FOR
  Cash                                     0              0            865,514
  Share issue costs                        0              0            (48,920)
  Services                                 0              0             63,036
  Acquisition of subsidiary                0              0            275,000
Foreign currency
  translation                         12,601              0             12,601
Net loss for year                          0       (822,217)          (822,217)
-------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                11,375     (1,167,060)            58,945
SHARES ISSUED FOR
  Cash                                     0              0            650,000
Share issue costs                          0              0            (78,000)
Foreign currency
  translation                         24,860              0             24,860
Net loss for year                          0       (937,373)          (937,373)
-------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998        $       36,235   $ (2,104,433)  $       (281,568)
-------------------------------------------------------------------------------

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

=================================================================================================================================
                                                          COMMON                      PREFERRED
                                         SHARES OF       STOCK AND      SHARES OF     STOCK AND
                                           COMMON     PAID-IN CAPITAL   PREFERRED  PAID-IN CAPITAL    PROMISSORY
                                           STOCK         IN EXCESS        STOCK       IN EXCESS         NOTES          SHARE
                                           ISSUED         OF PAR         ISSUED         OF PAR        RECEIVABLE   SUBSCRIPTIONS
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998                   12,575,396  $      1,786,630           0  $              0  $         0   $            0
SHARES ISSUED FOR
  Cash                                      200,000            50,000           0                 0            0                0
  Exercise of stock options                 445,000            80,500           0                 0            0                0
  Promissory note                         1,683,789           252,568           0                 0     (284,068)               0
  Settlement of lawsuit                     150,000            15,000           0                 0            0                0
  Services (provided by
    officers and directors)                 666,666           100,000           0                 0            0                0
  Share issue costs                               0          (100,500)          0                 0            0                0
  Services                                  250,000            50,000           0                 0            0                0
  Conversion of convertible debentures    3,869,120           525,813           0                 0            0                0
  Acquisition of subsidiary               1,800,000           619,200           0                 0            0                0
  Held in escrow                            447,091                 0           0                 0            0                0
  Stock option benefit                            0            70,600           0                 0            0                0
  Beneficial conversion feature                   0           566,456           0                 0            0                0
Foreign currency translation                      0                 0           0                 0            0                0
Net loss for year                                 0                 0           0                 0            0                0
---------------------------------------------------------------------------------------------------------------------------------
BALANCE JUNE 30, 1999                    22,087,062         4,016,267           0                 0     (284,068)               0
SHARES ISSUED FOR
  Cash on private placement               2,650,000         3,975,000           0                 0            0                0
  Exercise of options                     1,245,000           256,700           0                 0            0                0
  Services                                   50,000            13,000           0                 0            0                0
  Settlement of debt                              0                 0     664,410           664,410            0                0
Shares released from escrow                       0            75,558           0                 0            0                0
Stock option benefit                              0            48,256           0                 0            0                0
Promissory note repayment                         0                 0           0                 0      225,568                0
Foreign currency translation                      0                 0           0                 0            0                0
Net loss for year                                 0                 0           0                 0            0                0
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000                   26,032,062  $      8,384,781     664,410  $        664,410  $   (58,500)  $            0
---------------------------------------------------------------------------------------------------------------------------------


=========================================================================================
                                                            DEFICIT
                                                          ACCUMULATED
                                             OTHER        DURING THE          TOTAL
                                         COMPREHENSIVE    DEVELOPMENT     STOCKHOLDERS'
                                             INCOME          STAGE      EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998                   $       36,235  $ (2,104,433)  $       (281,568)
SHARES ISSUED FOR
  Cash                                                0             0             50,000
  Exercise of stock options                           0             0             80,500
  Promissory note                                     0             0            (31,500)
  Settlement of lawsuit                               0             0             15,000
  Services (provided by
    officers and directors)                           0             0            100,000
  Share issue costs                                   0             0           (100,500)
  Services                                            0             0             50,000
  Conversion of convertible debentures                0             0            525,813
  Acquisition of subsidiary                           0             0            619,200
  Held in escrow                                      0             0                  0
  Stock option benefit                                0             0             70,600
  Beneficial conversion feature                       0             0            566,456
Foreign currency translation                      8,444             0              8,444
Net loss for year                                     0    (1,404,021)        (1,404,021)
-----------------------------------------------------------------------------------------
BALANCE JUNE 30, 1999                            44,679    (3,508,454)           268,424
SHARES ISSUED FOR
  Cash on private placement                           0             0          3,975,000
  Exercise of options                                 0             0            256,700
  Services                                            0             0             13,000
  Settlement of debt                                  0             0            664,410
Shares released from escrow                           0             0             75,558
Stock option benefit                                  0             0             48,256
Promissory note repayment                             0             0            225,568
Foreign currency translation                      1,614             0              1,614
Net loss for year                                     0    (1,537,402)        (1,537,402)
-----------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000                   $       46,293  $ (5,045,856)  $      3,991,128
-----------------------------------------------------------------------------------------

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

============================================================================================================================
                                                 COMMON                        PREFERRED
                                  SHARES        STOCK AND      SHARES OF       STOCK AND
                                OF COMMON    PAID IN CAPITAL   PREFERRED    PAID- IN CAPITAL    PROMISSORY
                                  STOCK         IN EXCESS        STOCK         IN EXCESS          NOTES           SHARE
                                  ISSUED         OF PAR          ISSUED          OF PAR         RECEIVABLE    SUBSCRIPTIONS
----------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000          26,032,062  $      8,384,781     664,410   $         664,410   $   (58,500)  $            0
SHARES ISSUED FOR
  Cash on private placement         81,885           112,480           0                   0             0                0
  Exercise of options              517,000            91,515           0                   0             0                0
  Services                         100,000            40,000           0                   0             0                0
  Held in escrow
    (note 5(a)(ii)(b)(i))          218,115                 0           0                   0             0                0
Stock option benefit                     0           272,207           0                   0             0                0
Dividends on preferred shares            0                 0           0                   0             0                0
Share subscriptions                      0                 0           0                   0             0           50,000
Redeemed shares                          0                 0    (100,000)           (100,000)            0                0
Foreign currency translation             0                 0           0                   0             0                0
Net loss for year                        0                 0           0                   0             0                0
----------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001          26,949,062         8,900,983     564,410             564,410       (58,500)          50,000
SHARES ISSUED FOR
  Proprietary non-competition
    agreement (note 5(a)(i))       450,000           711,000           0                   0             0                0
  Held in escrow                   700,000                 0           0                   0             0                0
  Exercise of options            2,263,500           971,200           0                   0       (15,000)         (10,000)
  Exercise of warrants             325,000           130,000           0                   0             0                0
  Subscriptions                    100,000            40,000           0                   0             0          (40,000)
Stock option compensation                0           415,685           0                   0             0                0
Shares released from escrow              0           954,582           0                   0             0                0
Dividends on preferred shares            0                 0           0                   0             0                0
Redeemed shares                          0                 0    (124,800)           (124,800)            0                0
Write-off of promissory
  note receivable                        0            (7,000)          0                   0         7,000                0
Net loss for year                        0                 0           0                   0             0                0
----------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002          30,787,562  $     12,116,450     439,610   $         439,610   $   (66,500)  $            0
----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
                                                    DEFICIT
                                                  ACCUMULATED
                                     OTHER        DURING THE          TOTAL
                                 COMPREHENSIVE    DEVELOPMENT     STOCKHOLDERS'
                                    INCOME           STAGE      EQUITY (DEFICIT)
---------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000          $       46,293   $ (5,045,856)  $      3,991,128
SHARES ISSUED FOR
  Cash on private placement                  0              0            112,480
  Exercise of options                        0              0             91,515
  Services                                   0              0             40,000
  Held in escrow
    (note 5(a)(ii)(b)(i))                    0              0                  0
Stock option benefit                         0              0            272,207
Dividends on preferred shares                0        (30,720)           (30,720)
Share subscriptions                          0              0             50,000
Redeemed shares                              0       (100,000)          (200,000)
Foreign currency translation               (26)             0                (26)
Net loss for year                            0     (4,000,169)        (4,000,169)
---------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001                  46,267     (9,176,745)           326,415
SHARES ISSUED FOR
  Proprietary non-competition
    agreement (note 5(a)(i))                 0              0            711,000
  Held in escrow                             0              0                  0
  Exercise of options                        0              0            946,200
  Exercise of warrants                       0              0            130,000
  Subscriptions                              0              0                  0
Stock option compensation                    0              0            415,685
Shares released from escrow                  0              0            954,582
Dividends on preferred shares                0        (26,087)           (26,087)
Redeemed shares                              0       (187,200)          (312,000)
Write-off of promissory
  note receivable                            0              0                  0
Net loss for year                            0     (3,836,191)        (3,836,191)
---------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002          $       46,267   $(13,226,223)  $       (690,396)
---------------------------------------------------------------------------------

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

=================================================================================================================================
                                                        COMMON                       PREFERRED
                                        SHARES        STOCK AND      SHARES OF       STOCK AND
                                       OF COMMON   PAID-IN CAPITAL   PREFERRED    PAID IN-CAPITAL    PROMISSORY
                                         STOCK        IN EXCESS        STOCK         IN EXCESS         NOTES           SHARE
                                        ISSUED          OF PAR         ISSUED         OF PAR         RECEIVABLE    SUBSCRIPTIONS
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002                30,787,562   $     12,116,450    439,610   $        439,610   $   (66,500)  $            0
SHARES ISSUED FOR
  Cash on private placement            1,684,000            842,050          0                  0             0                0
  Settlement of debt                     144,793            104,542          0                  0             0                0
  Services                               200,000            196,000          0                  0             0                0
  Exercise of options                     52,500             43,750          0                  0             0                0
  Exercise of warrants                    55,000             27,500          0                  0             0                0
Subscription received note 6(a)(vi))           0                  0          0                  0             0          176,665
Stock option compensation                      0              5,460          0                  0             0                0
Settlement of lawsuit (note 9(b))              0                  0          0                  0             0           35,250
Dividends on preferred shares                  0                  0          0                  0             0                0
Net loss for year                              0                  0          0                  0             0                0
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2003                32,923,855         13,335,752    439,610            439,610       (66,500)         211,915
SHARES ISSUED FOR
  Cash on private placement            6,609,336          6,042,935          0                  0             0         (211,915)
  Cash on exercise of options             25,000             25,000          0                  0             0                0
  Settlement of lawsuit (note 9(b))       37,500             35,250          0                  0             0                0
  Services                                25,000             21,873          0                  0             0                0
  Redemption of preferred shares         415,000            415,000   (118,572)          (118,572)            0                0
  Exercise warrants                      288,298                  0          0                  0             0                0
Shares returned to treasury for
    Cancellation                        (142,140)                 0          0                  0             0                0
Stock option compensation                      0            321,275          0                  0             0                0
Dividends on preferred shares                  0                  0          0                  0             0                0
Net loss for year                              0                  0          0                  0             0                0
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2004                40,181,849   $     20,197,085    321,038   $        321,038   $   (66,500)  $            0
---------------------------------------------------------------------------------------------------------------------------------


======================================================================================
                                                         DEFICIT
                                                       ACCUMULATED
                                          OTHER        DURING THE          TOTAL
                                      COMPREHENSIVE    DEVELOPMENT     STOCKHOLDERS'
                                          INCOME          STAGE      EQUITY (DEFICIT)
--------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002                $       46,267  $(13,226,223)  $       (690,396)
SHARES ISSUED FOR
  Cash on private placement                        0             0            842,050
  Settlement of debt                               0             0            104,542
  Services                                         0             0            196,000
  Exercise of options                              0             0             43,750
  Exercise of warrants                             0             0             27,500
Subscription received note 6(a)(vi))               0             0            176,665
Stock option compensation                          0             0              5,460
Settlement of lawsuit (note 9(b))                  0             0             35,250
Dividends on preferred shares                      0       (22,060)           (22,060)
Net loss for year                                  0    (1,346,833)        (1,346,833)
--------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2003                        46,267   (14,595,116)          (628,072)
SHARES ISSUED FOR
  Cash on private placement                        0             0          5,831,020
  Cash on exercise of options                      0             0             25,000
  Settlement of lawsuit (note 9(b))                0             0             35,250
  Services                                         0             0             21,873
  Redemption of preferred shares                   0      (296,428)                 0
  Exercise warrants                                0             0                  0
Shares returned to treasury for
    Cancellation                                   0             0                  0
Stock option compensation                          0             0            321,275
Dividends on preferred shares                      0       (19,016)           (19,016)
Net loss for year                                  0    (2,543,848)        (2,543,848)
--------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2004                $       46,267  $(17,454,408)  $      3,043,482
--------------------------------------------------------------------------------------

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS)

=====================================================================================================================
                                                                                                     PERIOD FROM
                                                                                                  FEBRUARY 12, 1996
                                                                YEARS ENDED JUNE 30,             (INCEPTION) THROUGH
                                                          2004          2003          2002          JUNE 30, 2004
---------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                            $(2,543,848)  $(1,346,833)  $(3,836,191)  $        (16,772,897)
  Adjustments to reconcile net loss to
  net cash used by operating activities
    Write-down of investment                                    0             0     1,249,999              1,249,999
    Cancellation of debt                                        0             0             0               (602,843)
    Proprietary, non-competition
      agreement (note 5(a)(i))                                  0             0       711,000                711,000
    Consulting services and financing fees                 61,873       223,500       254,792                957,273
    Depreciation and amortization                          23,032        24,302        28,983                318,691
    Stock option compensation                             321,275         5,460       415,685              1,133,483
    Interest on beneficial conversion                           0             0             0                566,456
    Settlement of lawsuit                                       0        45,250             0                 60,250
    Write-down of license and operating assets                  0             0        46,842              1,853,542
    Bad debt                                                1,141        10,752        14,500                 77,712
  Changes in non-cash working capital
    Due from affiliated company                                 0             0             0               (116,000)
    Notes and accounts receivable                               0         3,873        (2,923)              (109,213)
    Inventory                                                   0             0             0                (46,842)
    Prepaid expenses                                      (14,247)        3,249       (14,928)               (26,091)
    Deferred revenue and other                                  0       (13,232)            0                 (2,609)
    Accounts payable and accruals                          31,067      (112,371)      (95,852)               746,895
    Due to West Virginia University
      Research Corporation                                      0             0             0                397,296
---------------------------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                  (2,119,707)   (1,156,050)   (1,228,093)            (9,603,898)
---------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and
    Intangibles assets                                          0             0             0               (200,935)
  Assets acquired and liabilities assumed
    on purchase of subsidiary                                   0             0             0               (129,474)
  Investment in and advances to affiliate companies             0             0             0             (2,000,000)
  License agreements                                            0             0             0               (124,835)
---------------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                           0             0             0             (2,455,244)
---------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                             0             0             0                (45,000)
  Advances from stockholders                                    0             0             0              1,078,284
  Repayments to stockholders                                    0             0             0                (94,046)
  Subscriptions received                                        0       176,665             0                226,665
  Proceeds from issuance of common stock                5,851,270       885,800     1,426,332             14,380,165
  Proceeds from convertible debentures                          0             0             0                600,000
  Share issue costs                                             0             0             0               (227,420)
---------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES               5,851,270     1,062,465     1,426,332             15,918,648
---------------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH                  0             0             0                 46,267
---------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                             3,731,563       (93,585)      198,239              3,905,773
CASH, BEGINNING OF YEAR                                   174,210       267,795        69,556                      0
---------------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                     $ 3,905,773   $   174,210   $   267,795   $          3,905,773
=====================================================================================================================

Supplemental cash flow information (note 6)

See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2004, 2003 AND 2002
(U.S. DOLLARS)
================================================================================

1.  INCORPORATION  AND  NATURE  OF  OPERATIONS

     The Company was incorporated under the laws of the State of Nevada on February 12, 1996 and has its head office in Bellingham, Washington, U.S.A. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. The Company is in the business of researching, developing and commercializing new antenna technologies.

     The Company will be devoting all of its resources to the research, development and commercialization of its antenna technologies. As a consequence, the value for the license of all other technologies was written off in 2001.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Principles  of  consolidation

          These financial statements include the accounts of Integral Technologies, Inc. (a development stage company), its wholly-owned subsidiaries, Integral Vision Systems, Inc. ("IVSI"), Antek Wireless Inc. ("Antek") and Plastenna, Inc. ("Plastenna") a Delaware corporation and its 76.625% owned subsidiary, Emergent Technologies Corp. ("ETC"). All intercompany balances and transactions have been eliminated. Investment in Continental Divide Robotics, Inc. ("CDRI") is accounted for using the cost method since the Company exerts no significant influence (note 4).

     (b)  Depreciation

          Depreciation is provided using the straight-line method based on the following estimated useful lives:

               Machinery,  furniture  and  equipment     -   5  Years
               Computer  hardware  and  software         -   5  Years
               Molds                                     -   5  Years

          The Company reviews long-term assets to determine if the carrying amount is recoverable based on the estimate of future cash flow expected to result from the use of the asset and its eventual disposition. If in this determination there is an apparent shortfall, the loss will be recognized as a current charge to operations.

     (c)  Loss  per  share

          Loss per share computations are based on the weighted average number of common shares outstanding during the period. Common share equivalents consisting of stock options and warrants are not considered in the computation because their effect would be anti-dilutive.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d)  Stock  issued  in  exchange  for  services

          The valuation of the common stock issued in exchange for services is valued at an estimated fair market value as determined by officers and directors of the Company based upon other sales and issuances of the Company's common stock within the same general time period.

     (e)  Revenue  recognition

          As the Company is continuing development of its technologies, no significant revenues have been earned to date. The Company recognizes revenues at the time of delivery of the product to the customers.

     (f)  Foreign  currency  translation

          Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated at weighted-average rates of exchange prevailing during the year. Translation adjustments are recorded in accumulated gains and losses not affecting accumulated deficit within stockholders' equity (deficit).

          Property and equipment and other non-monetary assets and liabilities of non-U.S. subsidiaries and branches that operate in U.S. dollars, or whose economic environment is highly inflationary, are translated at approximate exchange rates prevailing when the Company acquired the assets or liabilities. All other assets and liabilities are translated at year-end exchange rates. Cost of sales and depreciation are translated at historical exchange rates. All other income and expense items are translated at the weighted-average rates of exchange prevailing during the year. Gains and losses that result from translation are included in the determination of net loss.

          The Company's transactions in foreign currencies have been minimal in the last few years, as a result foreign exchange gains and losses have been immaterial.

     (g)  Research  and  development

          Research and development expenditures are charged to operations as incurred.

     (h)  Use  of  estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (i)  Financial  instruments

         (i)   Fair  value

               The carrying value of cash, accounts receivable, accounts payable and accruals and due to West Virginia University Research Corporation approximate their fair value because of the short maturity of these financial instruments.

         (ii)  Interest  rate  risk

               The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

         (iii) Credit  risk

               The Company's financial assets that are exposed to credit risk consist primarily of cash which is placed with major financial institutions.

          (iv) Translation  risk

               The Company translates the results of non-US operations into US currency using rates approximating the average exchange rate for the year. The exchange rate may vary from time to time. This risk is considered nominal as the Company does not incur any significant transactions in non-US currency.

     (j)  Income  taxes

          The Company uses the asset and liability approach in its method of accounting for income taxes which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (k)  Stock-based  compensation

          The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees. During the year the Company extended the expiry date of some of its options and as a result these options became variable options, and accordingly, compensation expense of $136,750 (2003 - Nil; 2002 -$7,800) was recognized as salaries expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option - pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

===============================================================================
                                           2004          2003          2002
-------------------------------------------------------------------------------

Net loss, as reported                  $(2,543,848)  $(1,346,833)  $(3,836,191)
Add:  Stock-based employee
compensation expense under
intrinsic value method included in
reported net loss, net of related tax
effects                                    136,750             0         7,800

Deduct:  Total stock-based
compensation expense determined
under fair value based method for all
awards, net of related tax effects         (14,159)     (230,180)     (320,640)
-------------------------------------------------------------------------------

Net loss, pro-forma                    $(2,421,257)  $(1,577,013)  $(4,149,031)
===============================================================================

Net loss per share, as reported        $     (0.07)  $     (0.04)  $     (0.13)
Add:  Stock-based employee
compensation expense under
intrinsic value method included in
reported net loss, net of related tax
effects                                       0.00          0.00          0.00

Deduct:  Total stock-based
compensation expense determined
under fair value based method for all
awards, net of related tax effects            0.00         (0.01)        (0.01)
-------------------------------------------------------------------------------

Net loss per share, pro-forma          $     (0.07)  $     (0.05)  $     (0.14)
================================================================================

The Company applies SFAS 123 in accounting for its stock options granted to non-employees, and accordingly, compensation expense of $184,525 (2003 - $5,460; 2002 - $Nil) was recognized as consulting expense for fixed and variable options.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

2.  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (k)  Stock  based  compensation  (Continued)

          The fair value of each option grant is calculated using the following weighted average assumptions:

          ============================================================
                                       2004         2003         2002
          ------------------------------------------------------------

          Expected life (years)           1          2.2            2
          Interest rate                3.50%        3.00%        4.38%
          Volatility                  72.50%       51.50%       71.86%
          Dividend yield               0.00%        0.00%        0.00%
          ============================================================

     (l)  Comprehensive  income

          Other comprehensive income includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States of America are excluded from net income
          (loss) and are recorded directly as an adjustment to stockholders' equity, net of tax. When the unrealized gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustments. (see note 10)

     (m)  Recent  accounting  pronouncements

          (i) In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (m)  Recent  accounting  pronouncements  (Continued)

         (ii) On April 30, 2003, the FASB issued Statement No. 149,Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of Statement 149 did not have any effect on the Company's consolidated financial position, results of operations or cash flows.

         (iii) On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The Company adopted Statement 150 on July 1, 2003. The effect of adopting this statement did not have any effect on the Company's consolidated financial position, results of operations or cash flows.

          (iv) On April 2002, the FASB issued statement No. 145, Rescission of FASB No. 4 Reporting Gains and Losses from Extinguishment of Debt, and amendment of FASB No. 64 Extinguishment of Debt made to Satisfy Sinking-Fund Requirements. This statement also rescinds FASB No. 44 Accounting for Intangible Assets of Motor Carriers and also amends FASB No. 13 Accounting for leases to eliminate an inconsistency in accounting for sale-leaseback. The Company adopted this statement effective July 1, 2002. The impact of adopting this statement is the reclassification of cancellation of debt, previously recorded as extraordinary item, to other income.

3.   PROPERTY  AND  EQUIPMENT

     ===========================================================================
                                                        2004             2003
     ---------------------------------------------------------------------------

     Machinery, furniture and equipment              $ 148,940        $ 148,940
     Computer hardware and software                     39,419           39,419
     Molds                                               4,800            4,800
     ---------------------------------------------------------------------------
                                                       193,159          193,159
     Less:  Accumulated depreciation                  (161,909)        (138,877)
     ---------------------------------------------------------------------------
                                                     $  31,250        $  54,282
     ===========================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

4.   INVESTMENTS

     In July 2000, the Company executed a Stock Purchase Agreement with Continental Divide Robotics Inc. ("CDRI") related to the acquisition of a minority interest in CDRI. CDRI has developed certain proprietary hardware and software systems that use a radio-navigation, satellite-based Global Positioning System to track individuals, on a real time basis.

     Pursuant to the agreement, the Company invested $1.25 million dollars to acquire 20.33% of the outstanding common stock of CDRI. Because the Company has no influence or control over CDRI, and no ability to exercise significant influence over CDRI, the Company's investment has been recorded at cost using the cost method.

     CDRI is a privately held company and there is no public market for its common stock. CDRI has a working capital deficiency and has sustained continued significant operating losses. Due to the Company's lack of control over the operations of CDRI, lack of information concerning the business prospects of CDRI, lack of financial information concerning the ability of CDRI to continue as a going concern, and lack of liquidity for the Company's investment in CDRI during the year ended June 30, 2002, the Company wrote down its investment in CDRI from $1,250,000 to a nominal value of $1. This decision was made in consideration of the foregoing, and in order to conform with accounting principles generally accepted in the United States of America. However, CDRI remains an active business entity, possessing proprietary technology, and continues to market its technology. The Company has no current information to suggest that the CDRI technology or the business opportunity for such technology has been negatively impacted. The Company continues to retain its ownership position in CDRI.

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)

     (a)  Common  stock

          (i) During the year ended June 30, 2002, the Company entered into a proprietary, non-disclosure and non-solicitation agreement with two of its employees whereby, for a total of 450,000 common shares, these employees will not disclose any information that is defined as confidential by the Company in this agreement; the employees will work for the Company exclusively while employed by the Company and will not work for a competitor for a period of at least three years after leaving the Company. These shares were recorded at $1.58 per common share being the market price at the date of issue for a total charge to operations of $711,000.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (a)  Common  stock  (Continued)

          (ii) Private  placement  agreement

               (a) During the year ended June 30, 2000, the Company entered into a private placement agreement with Swartz Private Equity, LLC ("Swartz") which called for periodic purchases over a three year period of up to $25,000,000 of the Company's common stock. This agreement expired May 2003.

                    Each periodic purchase ("put") has a purchase price equal to the lesser of the market price minus $0.25, or 91% of the market price, but not less than a stated minimum purchase price as set in the advance put notice, which cannot be greater than 80% of the market price on that date.

                    Each  put  cannot  exceed  the  lesser  of:

                    (i)       $2,000,000  worth  of  common  stock;
                    (ii)      15%  of  the  aggregate  reported  trading  volume
                              of the Company's common stock during the 20 business days before and after the date of notice to exercise each put; and,
                    (iii) a number of shares that would cause Swartz to acquire in a 31 day period preceding the put date, in total in excess of 9.99% of the Company's total number of shares of common stock outstanding at that time.

                    At the time of each put, the Company will issue Swartz a purchase warrant which will give Swartz the right to purchase up to 10% of the number of shares issued in the put. Each warrant will be immediately exercisable for a five year period for a price equal to 110% of the market price for such put.

                    If the Company has not put a minimum of $1,000,000 in aggregate Put Dollar Amount during any six month period of time during the term of the Investment Agreement, the Company will be required to pay Swartz a non-usage fee equal to the difference of $100,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during such six month period. In the event that the Company delivers a termination notice to Swartz or an automatic termination occurs, the Company must pay Swartz a termination fee equal to the greater of the non-usage fee for the applicable period or the difference of $200,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during all Puts to such date. The non-usage fee for the year ended June 30, 2003 was waived as the agreement expired. The non-usage fee for the year ended June 30, 2002 of $104,542 was settled in 2003 by issuance of 144,793 shares of common stock. The non-usage fee for the period prior to August 3, 2001 was waived by Swartz.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (a)  Common  stock  (Continued)

          (ii) Private  placement  agreement  (Continued)

               (b)  Pursuant  to  this  agreement:

                    (i) During the year ended June 30, 2001, the Company issued 300,000 shares to be held in escrow to exercise a put. Of these, 81,885 shares were released on the exercise of the put and 218,115 are held in escrow for future put exercises.

                              As partial consideration of the investment agreement the Company issued warrants to Swartz to purchase 495,000 shares of common stock.

                    (ii) During the year ended June 30, 2002, the Company issued 700,000 shares held in escrow to exercise puts. 775,975 shares were released on the exercise of these puts for total proceeds of $954,582, leaving 142,140 shares in escrow at June 30, 2002. As part of these puts 85,788 warrants were issued.

                    (iii) During the year ended June 30, 2003, the Company settled the non-usage fee of $104,542 due to Swartz by issuing 144,793 shares of common stock.

                    (iv) Subsequent to June 30, 2003, the 142,140 shares in escrow were returned to the Company and cancelled.

         (iii) During the year ended June 30, 2003, the Company entered into a private placement agreement with various investors whereby the Company issued 1,684,000 units consisting of one share of common stock and one-half a share purchase warrant at a price of $0.50 per unit. Each whole warrant is exercisable at a price of $0.75 per share and expires two years after the date of grant.

         (iv) During the year ended June 30, 2003, the Company entered into a letter of agreement whereby the Company will pay a monthly fee of $10,000 for investor relations and maintenance fees commencing March 7, 2003 for a period of one year. For introductions for private placement money, the Company will pay a three percent fee for every one million dollars raised through this agreement.

               As part of this agreement, the Company agreed to issue 200,000 common shares which was recognized as consulting expense at market value on the date of the transaction for a total of $196,000.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (a)  Common  stock  (Continued)

          (v) During the year ended June 30, 2003, the Company issued 55,000 shares at a price of $0.50 per share on exercise of warrants.

          (vi) During  the  year  ended  June  30,  2004,  the  Company:

               (a) entered into a private placement whereby the Company issued 898,336 shares at a price of $0.75 per share and 449,268 share purchase warrants exercisable within two years with an exercise price of $1.00 per share. Of which 20,000 shares were paid for with services valued at $15,000.

               (b) received for cancellation 142,140 shares previously issued and held in escrow under the Swartz agreement which expired during the year ended June 30, 2003.

               (c) issued 37,500 shares as part of the mutual release agreement in settlement of all claims related to the Joffre J. Rolland and Robin L. Rolland claims.

               (d) issued 25,000 shares at a price of $1.00 per share on exercise of options.

               (e) redeemed 118,572 shares of Series A convertible preferred stock from an officer of the Company. The redemption price of $3.50 per share was used as consideration for the exercise of 415,000 options to purchase common stock of the Company at a price of $1.00 per share.

               (f) issued 288,298 shares upon the exercise of warrants held by Swartz. The warrants were exercised under a cashless exercise provision. No cash consideration was received by the Company.

               (g) entered into a private placement whereby the Company issued 57,110 units at $100 per unit for gross proceeds of $5,711,000 less a private placement fee of 6% of gross proceeds. Each unit is comprised of 100 newly issued shares of the Company's common stock and one warrant convertible into 30 additional shares of common stock. Each warrant may be exercised in whole or in part at any time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration.

         (vii) Subsequent to June 30, 2004, the Company issued 44,000 shares to settle debt for $55,000.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (b)  Preferred  stock

          The preferred stock may be issued in one or more series. The distinguishing features of each series including preference, rights and restriction are to be determined by the Company's Board of Directors upon the establishment of each such series.

          During the year ended June 30, 2000, the Company designated 1,000,000 of its authorized 20,000,000 preferred shares as Series A Convertible Preferred Stock with a par value of $0.001 each and a stated value and liquidation preference of $1.00 per share. Cumulative dividends are accrued at the rate of 5% annually, payable at the option of the Company. The shares may be converted to restricted shares of common stock at the average trading price ten days prior to conversion, and entitled to votes equal to the number of shares of common stock into which each series of preferred stock may be converted. Each Series A Convertible Preferred Stock may be redeemed by the Company for $1.50 each within one year after the date of issue, and for $2.00, $2.50, $3.00 and $3.50 per share in each of the subsequent four years after the date of issue.

          During the year ended June 30, 2000, the Company agreed to settle $383,228 of accounts payable and $281,182 of long-term debt, both amounts owed to officers and directors of the Company, by issuing 664,410 shares of Series A convertible preferred stock at a par value of $0.001 and a stated value of $1.00 per share.

          During the year ended June 30, 2004, the Company redeemed 118,572 (2003 - $Nil; 2002 - 124,800) preferred shares at a total cost of
          $415,000  (2003  -  $Nil;  2002  $312,000)

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (c)  Stock  options

          In January 2001 the Company adopted the "Integral Technologies, Inc. 2001 Stock Plan" (the "2001 Plan"), a non-qualified stock option plan under which the Company may issue up to 2,500,000 stock options and stock bonuses of common stock of the Company to provide incentives to officers, directors, key employees and other persons who contribute to the success of the Company. This plan was amended December 2001 to increase the number of common share options which may be granted from 2,500,000 to 3,500,000 stock options.

          The following table summarizes the Company's stock option activity for the years ended June 30, 2003, 2002 and 2001:

          ====================================================================
                                                                     Weighted
                                                        Exercise      Average
                                          Number         Price       Exercise
                                         of Shares     Per Share       Price
          --------------------------------------------------------------------

          Balance, June 30, 2001         1,338,500   $0.15 to $1.00  $    0.35
          Granted during the year
            June 30, 2002                2,430,000   $0.40 to $1.50  $    0.63
          Exercised                     (2,463,500)  $0.15 to $1.20  $    0.41
          --------------------------------------------------------------------
          Balance, June 30, 2002         1,305,000   $0.40 to $1.50  $    0.76
          Granted during the year
            June 30, 2003                1,230,000   $         1.00  $    1.00
          Exercised                        (52,500)  $0.69 to $1.50  $    0.83
          Cancelled                       (575,000)  $0.40 to $1.00  $    0.66
          -------------------------------------------------------------------
          Balance, June 30, 2003         1,907,500   $0.40 to $1.50  $    0.94
          Granted during the year
            June 30, 2004                  255,000   $         1.00  $    1.00
          Cancelled                       (175,000)  $0.65 to $1.50  $    0.77
          Exercised                       (440,000)  $         1.00  $    1.00
          --------------------------------------------------------------------

          Balance, June 30, 2004         1,547,500   $0.64 to $1.50  $    0.94
          ====================================================================

          The following summarizes the options outstanding at June 30, 2004 and 2003 all of which were fully vested at these dates:

          ======================================================================
                                          Exercise             Number of Shares
          Expiry Date                      Price              2004       2003
          ----------------------------------------------------------------------

          August 31, 2004              $0.40 to $1.50         877,500  1,077,500
          August 31, 2005              $         1.00         255,000          0
          December 31, 2005            $         1.00         415,000    830,000
          Total                        $0.40 to $1.50       1,547,500  1,907,500
          ======================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (c)  Stock  options  (Continued)

          Pursuant  to  the  2001  Plan:

          (i) During the year ended June 30, 2004, the Company granted a total of 255,000 stock options to consultants at an exercise price of $1.00 per common share. All options are fully vested at the date of grant and expire August 31, 2005.

          (ii) During the year ended June 30, 2003, the Company granted a total of 1,230,000 stock options to officers, directors and key employees at an exercise price of $1.00 per common share. 400,000 of these options are fully vested at the date of grant and expire August 31, 2003 and 830,000 vested
                    January  1,  2003  and  expire  December  31,  2005.

          (iii) During the year ended June 30, 2004, the expiry date of 790,000 options was extended to August 31, 2004 as such the options became variable options (note 2(k)). Subsequent to year-end, the expiry date of 730,000 of these options was extended again to August 31, 2005.

          In April 2003, the Company adopted the "Integral Technologies, Inc. 2003 Stock Plan" (the "2003 Plan"), a non-qualified stock option plan under which the Company may issue up to 1,500,000 stock options. As of June 30, 2003, no options have been granted with respect to this plan.

     (d)  Stock  purchase  warrants

          At June 30, 2004, the following stock purchase warrants were outstanding:

          (i) Nil (2003 - 440,000) with an adjusted exercise price of $0.50 exercisable before November 10, 2005;

          (ii) 45,496 (2003 - 77,599) with exercise prices ranging from $0.51 to $1.18 exercisable on or before November 10, 2005; and

          (iii) 842,000 with exercise price of $0.75 exercisable before November 1, 2004.

          (iv) 449,170 with exercise price of $1.00 exercisable before September 25, 2005.

          (v) 1,713,300 with exercise price of $Nil exercisable before December 31, 2009.

          Both (i) and (ii) above have reset provisions, whereby the exercise price is adjusted to 110% of the five day average on every month's anniversary of the warrants.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

5.   STOCKHOLDERS'  EQUITY  (DEFICIT)(Continued)

     (e)  Promissory  notes  receivable  at  June  30,  2004  includes:

          (i)       $31,500 (2003  -  $31,500) due  on exercise of 210,000 stock options, interest at 10% per annum, due November 1, 2002, subsequently extended to June 30, 2003.
          (ii)      $20,000  (2003  -  $20,000) due on exercise of 100,000 stock options,  interest  at  8%  per  annum  due  June  6,  2002.
          (iii)     $15,000  (2003  -  $15,000)  due on exercise of 23,000 stock options,  interest  at  10%  per  annum  due  June 30, 2003.

          As at September 3, 2004, these notes have not been collected. Shares issued on exercise of options are restricted for trading by the Company. The restrictions will not be removed until the respective notes are paid to the Company.

6.   SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION

=============================================================================================
                                                                                PERIOD FROM
                                                                               FEBRUARY 12,
                                                                                   1996
                                                                                (INCEPTION)
                                                                                  THROUGH
                                           2004          2003         2002     JUNE 30, 2004
---------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
SHARES ISSUED
  For redemption of preferred shares   $    415,000  $           0  $      0  $       415,000
  For property and equipment                      0              0    18,000           23,000
  For proprietary agreement                       0              0   711,000          711,000
  For settlement of accounts payable              0        104,542   124,200          228,742
  For services (provided by officers
    and directors)                                0              0         0          120,000
  For settlement of lawsuit                       0              0         0           15,000
  For services                               61,873        223,500   150,250          696,784
  For acquisition of subsidiary                   0              0         0          894,200
SUPPLEMENT CASH FLOW INFORMATION
  Interest paid                                   0              0         0           81,111
  Income tax paid                                 0              0         0                0
=============================================================================================

7.   RELATED  PARTY  TRANSACTIONS

     (a)  Accounts  payable  at June 30, 2004 includes $29,290 (2003 - $269,660)
          due  to  two  directors  and  officers  of  the  Company.

     (b)  The  Company  incurred $398,777 (2003 - $340,000; 2002 - $312,000) for wages  due  to  two  directors  and  officers  of  the  Company.

     (c) The Company incurred $37,000 (2003 - $nil; 2002 - $nil) for interest paid to two directors and officers of the Company. This charge was authorized by the board of directors for amounts owed since fiscal year ended June 30, 2001.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

8.   INCOME  TAXES

     Deferred income taxes reflect the tax effect of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

     =========================================================================
                                          2004          2003          2002
     -------------------------------------------------------------------------

     Deferred income tax assets
       Net operating loss
         and credit
         Carryforwards                $ 5,800,000   $ 4,900,000   $ 3,400,000
       Accrued liabilities                 40,000        40,000        40,000
       Temporary differences
         on property and
         equipment depreciation            (3,000)       (3,000)       (1,000)
     -------------------------------------------------------------------------

     Gross deferred tax assets          5,837,000     4,937,000     3,399,000
     Valuation allowance               (5,837,000)   (4,937,000)   (3,399,000)
     -------------------------------------------------------------------------

                                      $         0   $         0   $         0
     =========================================================================

     As at June 30, 2004 the Company's net operating loss carryforwards for income tax purposes were approximately $16,700,000(2003 - $14,100,000). If not utilized, they will start to expire in 2017.

9.   CONTINGENCIES

     (a) A dispute exists between West Virginia University Research Corporation ("WVURC") and the Company with respect to the development work performed by WVURC on the Plasma Ignition System and the Counterfeit Detection Technology. The Company has included in its accounts the amount alleged by WVURC to be owing to WVURC of $397,296, however, it is the opinion of management that this amount should be reduced to an amount not greater than $43,052. Management intends to defend this position. As the actual outcome cannot be determined at this time, any adjustments required will be recorded by the Company when settlement occurs.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2004,  2003  AND  2002
(U.S.  DOLLARS)
================================================================================

9.   CONTINGENCIES  (Continued)

     (b) On August 9, 2000, the Company filed a Petition for Order to Compel Arbitration against Joffre Rolland in the District Court of Clark County, State of Nevada. The purpose of the Petition for Order to Compel Arbitration was to require Joffre Rolland, a former employee, to arbitrate employment issues that had arisen under contracts he had entered into with the Company. On November 3, 2000, the Nevada State Court ordered Joffre Rolland to arbitrate the dispute in the State of Nevada. Instead of arbitrating as required by the Nevada State Court Order, Joffre Rolland and Robin Rolland (the "Rollands") filed suit against the Company and ETC in October 2000 in the Circuit Court of Harrison County, West Virginia. The Rollands' complaint alleges that they suffered damages and are seeking in excess of $18 million in damages (including at least $18 million for lost sales royalties) for their claims for relief. The Company filed a petition in the U.S. District Court, District of Nevada, for an order compelling arbitration. On June 6, 2001, the U.S. District Court of Nevada ordered the dispute between the parties be arbitrated in Nevada, and that the action pending before the West Virginia State Court be stayed pending completion of the arbitration.

     In a mutual release in full of all claims dated August 5, 2003, the Rollands received the following consideration:

          (a) Integral agreed to amend U.S. patent number 6,320,548 B1 and U.S. patent number 6,329,950 B1 to add Joffre Rolland Jr. as an inventor.

          (b) Joffre J. Rolland Jr. will be entitled to receive future royalties on any sales of products covered by U.S. patent number 6,320,548 B1 and U.S. patent number 6,329,950 B1.

          (c) Joffre J. Rolland Jr. received $10,000 in cash and 37,500 shares of Integral common stock, issued pursuant to Rule 144.

     The  settlement  has  been  recorded  in  the  accounts  at  June 30, 2003.

     (c) On April 4, 2003, a suit was filed against the Company by James E. Smith seeking damages in excess of one million dollars for claims for relief of Breach of Contract, Quantum Mervit and/or Promissory Estoppel, Fraud, Conversion and Negligence. The Company has denied these allegations and asserted several Affirmative Defenses.

          In addition, the Company filed counter-claims against James E. Smith for relief of Intentional Misrepresentation, Breach of Contract Negligence, Misrepresentation, Rescission and Restitution. On August 30, 2004, the Court dismissed James E. Smith's claims for fraud and negligence by way of the Company's counter-claim for breach of oral contract and partially dismissed the counter-claims for intentional and negligent misrepresentation by way of James E. Smith's motion for summary judgement.

          Trial  is  scheduled  to  commence  on  March  8,  2005.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2004, 2003 AND 2002
(U.S. DOLLARS)
================================================================================

10.  COMPREHENSIVE LOSS

===============================================================================
                                                                  PERIOD FROM
                                                                 FEBRUARY 12,
                                                                     1996
                                                                  (INCEPTION)
                                                                    THROUGH
                          2004          2003          2002       JUNE 30, 2004
-------------------------------------------------------------------------------

     Net loss         $(2,543,848)  $(1,346,833)  $(3,836,191)  $  (16,772,897)
     Other
       comprehensive
       income                   0             0             0           46,267
-------------------------------------------------------------------------------


     Comprehensive
       loss           $(2,543,848)  $(1,346,833)  $(3,836,191)  $  (16,726,630)
===============================================================================

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(U.S. DOLLARS)

==================================================================================================
                                                                     SEPTEMBER 30,     JUNE 30,
                                                                         2004            2004
==================================================================================================

ASSETS

CURRENT
  Cash                                                              $    3,358,964   $  3,905,773
  Prepaid expenses                                                          26,091         26,091
--------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                     3,385,055      3,931,864
PROPERTY AND EQUIPMENT                                                      25,492         31,250
INVESTMENTS                                                                      1              1
--------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $    3,410,548   $  3,963,115
==================================================================================================

LIABILITIES

CURRENT
  Accounts payable and accruals                                     $      367,781   $    522,337
  Due to West Virginia University Research Corporation                     397,296        397,296
--------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                  765,077        919,633
--------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  20,000,000  Shares authorized
     321,038  (June 30, 2004 - 321,038) issued and outstanding             321,038        321,038
COMMON STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  50,000,000  Shares authorized
  40,225,849  (June 30, 2004 - 40,181,849) issued and outstanding       20,252,085     20,197,085
PROMISSORY NOTES RECEIVABLE                                                (66,500)       (66,500)
OTHER COMPREHENSIVE INCOME                                                  46,267         46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                       (17,907,419)   (17,454,408)
--------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                               2,645,471      3,043,482
--------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $    3,410,548   $  3,963,115
==================================================================================================

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(U.S. DOLLARS)

=============================================================================================
                                                                                PERIOD FROM
                                                                                FEBRUARY 12,
                                                                                    1996
                                                    THREE MONTHS ENDED         (INCEPTION) TO
                                                       SEPTEMBER 30,            SEPTEMBER 30,
                                                   2004             2003            2004
=============================================================================================

REVENUE                                       $           0   $           676   $    238,150
COST OF SALES                                             0                 0        216,016
---------------------------------------------------------------------------------------------
                                                          0               676         22,134
---------------------------------------------------------------------------------------------
EXPENSES
  Legal and accounting                              168,871            54,140      2,254,438
  Salaries and benefits                             126,637           103,750      4,068,108
  Consulting                                         77,514           125,559      2,769,759
  Travel and entertainment                           29,166            24,844        905,966
  General and administrative                         24,874            20,110        654,887
  Telephone                                           8,757             8,315        304,432
  Rent                                                7,232             8,279        294,481
  Bank charges and interest, net                        189               495        163,418
  Advertising                                             0                 0        277,255
  Research and development                                0                 0      1,244,755
  Settlement of lawsuit                                   0                 0         45,250
  Remuneration pursuant to proprietary,
    non-competition agreement                             0                 0        711,000
  Financing fees                                          0                 0        129,542
  Write-off of investments                                0                 0      1,249,999
  Interest on beneficial conversion feature               0                 0        566,456
  Write-down of license and operating assets              0                 0      1,855,619
  Bad debts                                               0                 0         52,613
  Cancellation of debt                                    0                 0       (602,843)
  Amortization                                        5,758             5,758        298,894
---------------------------------------------------------------------------------------------
                                                    448,998           351,250     17,244,029
---------------------------------------------------------------------------------------------

NET LOSS FOR PERIOD                           $    (448,998)  $      (350,574)  $(17,221,895)
=============================================================================================
NET LOSS PER COMMON SHARE                     $       (0.01)  $         (0.01)
=============================================================================================
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                             40,195,538        32,957,330
=============================================================================================


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(UNAUDITED)
(U.S. DOLLARS)

=======================================================================================================================
                                                      COMMON                  PREFERRED
                                                     STOCK AND                STOCK AND
                                        SHARES OF     PAID-IN    SHARES OF     PAID-IN
                                         COMMON       CAPITAL    PREFERRED     CAPITAL    PROMISSORY
                                          STOCK      IN EXCESS     STOCK      IN EXCESS      NOTES           SHARE
                                         ISSUED       OF PAR       ISSUED      OF PAR      RECEIVABLE    SUBSCRIPTIONS
-----------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2003                 32,923,855   $13,335,752    439,610   $  439,610   $   (66,500)  $      211,915
SHARES ISSUED FOR
  Cash on private placement             6,609,336     6,042,935          0            0             0         (211,915)
  Cash on exercise of options              25,000        25,000          0            0             0                0
  Settlement of lawsuit                    37,500        35,250          0            0             0                0
  Services                                 25,000        21,873          0            0             0                0
  Redemption of preferred shares          415,000       415,000   (118,572)    (118,572)            0                0
  Exercise warrants                       288,298             0          0            0             0                0
Shares returned to treasury for
  cancellation                           (142,140)            0          0            0             0                0
Stock option compensation                       0       321,275          0            0             0                0
Dividends on preferred shares                   0             0          0            0             0                0
Net loss for year                               0             0          0            0             0                0
-----------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2004                 40,181,849    20,197,085    321,038      321,038       (66,500)               0
SHARES ISSUED FOR
  Services rendered in the prior year      44,000        55,000          0            0             0                0
Dividends on preferred shares                   0             0          0            0             0                0
Net loss for period                             0             0          0            0             0                0
-----------------------------------------------------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 2004            40,225,849   $20,252,085    321,038   $  321,038   $   (66,500)  $            0
=======================================================================================================================


                                                          DEFICIT
                                                        ACCUMULATED        TOTAL
                                           OTHER        DURING THE     STOCKHOLDERS'
                                       COMPREHENSIVE    DEVELOPMENT       EQUITY
                                           INCOME          STAGE         (DEFICIT)
=====================================================================================

BALANCE, JUNE 30, 2003                 $       46,267  $(14,595,116)  $     (628,072)
SHARES ISSUED FOR
  Cash on private placement                         0             0        5,831,020
  Cash on exercise of options                       0             0           25,000
  Settlement of lawsuit                             0             0           35,250
  Services                                          0             0           21,873
  Redemption of preferred shares                    0      (296,428)               0
  Exercise warrants                                 0             0                0
Shares returned to treasury for
  cancellation                                      0             0                0
Stock option compensation                           0             0          321,275
Dividends on preferred shares                       0       (19,016)         (19,016)
Net loss for year                                   0    (2,543,848)      (2,543,848)
-------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2004                         46,267   (17,454,408)       3,043,482
SHARES ISSUED FOR
  Services rendered in the prior year               0             0           55,000
Dividends on preferred shares                       0        (4,013)          (4,013)
Net loss for period                                 0      (448,998)        (448,998)
-------------------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 2004            $       46,267  $(17,907,419)  $    2,645,471
=====================================================================================

See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
(UNAUDITED)
(U.S.  DOLLARS)

===============================================================================================================
                                                                                                 PERIOD FROM
                                                                                                 FEBRUARY 12,
                                                                                                     1996
                                                                       THREE MONTHS ENDED       (INCEPTION) TO
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                        2004         2003            2004
===============================================================================================================
OPERATING ACTIVITIES
  Net loss                                                           $ (448,998)  $ (350,574)  $   (17,221,895)
  Items not involving cash
    Write-down of investment                                                  0            0         1,249,999
    Proprietary, non-competition agreement                                    0            0           711,000
    Amortization                                                          5,758        5,758           324,449
    Extraordinary item                                                        0            0          (602,843)
    Consulting services and financing fees                                    0       40,000           957,273
    Stock option compensation                                                 0            0         1,133,483
    Interest on beneficial conversion feature                                 0            0           566,456
    Settlement of lawsuit                                                     0            0            60,250
    Write-down of license and operating assets                                0            0         1,853,542
    Bad debts                                                                 0            0            77,712
CHANGES IN NON-CASH WORKING CAPITAL
  Due from affiliated company                                                 0            0          (116,000)
  Notes and account receivable                                                0            0          (109,213)
  Inventory                                                                   0            0           (46,842)
  Prepaid expenses                                                            0            0           (26,091)
  Other                                                                       0            0            (2,609)
  Accounts payable and accruals                                        (103,569)     (43,202)          643,326
  Due to West Virginia University Research Corporation                        0            0           397,296
---------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                                      (546,809)    (348,018)      (10,150,707)
---------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and intangible assets                       0            0          (200,935)
  Assets acquired and liabilities assumed on purchase of subsidiary           0            0          (129,474)
  Investment purchase                                                         0            0        (2,000,000)
  License agreement                                                           0            0          (124,835)
---------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                               0            0        (2,455,244)
---------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                                           0            0           (45,000)
  Repayments to stockholders                                                  0            0           (94,046)
  Issuance of common stock                                                    0      457,528        14,380,165
  Advances from stockholders, net of repayments                               0            0         1,078,284
  Share issue cost                                                            0            0          (227,420)
  Subscriptions received                                                      0            0           226,665
  Proceeds from convertible debentures                                        0            0           600,000
---------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                         0      457,528        15,918,648
---------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH                                0            0            46,267
---------------------------------------------------------------------------------------------------------------
INFLOW (OUTFLOW) OF CASH                                               (546,809)     109,510         3,358,964
CASH, BEGINNING OF PERIOD                                             3,905,773      174,210                 0
---------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                  $3,358,964   $  283,720   $     3,358,964
===============================================================================================================


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
THREE  MONTHS  ENDED  SEPTEMBER  30,  2004
(UNAUDITED)
(U.S.  DOLLARS)

================================================================================

1.   BASIS OF PRESENTATION

     These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's June 30, 2004 Form 10-KSB.

     In the opinion of the Company's management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company's consolidated financial position at September 30, 2004 and June 30, 2004 and the consolidated results of operations and the consolidated statements of cash flows for the three months ended September 30, 2003 and 2004. The results of operations for the three months ended September 30, 2004 are not necessarily indicative of the results to be expected for the entire fiscal year.

2.   STOCKHOLDERS' EQUITY

     During the period ended September 30, 2004, the Company extended the expiry date of 790,000 options. In accordance with FIN 44, this results in a new measurement of compensation cost. Since both the fair value as well as the intrinsic value at the new measurement date resulted in a value lower than the original amount recorded, no additional compensation expense is required.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Integral's Articles of Incorporation and Bylaws provided Integral may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Nevada. The Articles of Incorporation further provide that, to the full extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director or officer of Integral shall not be liable to Integral or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     SEC  filing  fee  for  Registration  Statement:     $2,086.58
     Accounting  Fees                                    $5,000.00
     Legal  Fees  and  Expenses                         $22,500.00
     Miscellaneous                                       $3,000.00
     Total:                                             $32,586.58

     All  of  the  expenses  above  have  been  or  will be paid by the Company.


                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of securities of the Company without registration within the past three fiscal years.

(a) Within the past three fiscal years the Company sold securities from time to time pursuant to an Investment Agreement with Swartz Private Equity, LLC ("Swartz") that was executed in May 2000 and terminated in May 2003. Pursuant to the terms of the Investment Agreement, the Company periodically sold ("put") shares of common stock to Swartz. In partial consideration of the Investment Agreement, the Company issued a Commitment Warrants to Swartz to purchase 495,000 shares of Common Stock for five years, at an adjusted exercise price of $.50 per share. The Company believes that these transactions are exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. Following is a summary of completed put transactions:

                        Price Per     Gross                       Warrant
Put Date    No. Shares    Share      Proceeds   No. Warrants   Exercise Price
                                                               (as adjusted)
------------------------------------------------------------------------------

09-28-2000      81,885  $     1.25  $  102,356         8,189  $         0.5126

09-26-2001      67,635  $     0.45  $   30,436         6,764  $          0.561

12-12-2001     547,865  $     1.34  $  734,139        54,787  $         1.0406

01-23-2002      51,000  $     1.30  $   66,300         5,100  $          0.814

02-28-2002     109,475  $     1.13  $  123,707        10,948  $          1.188

TOTALS         857,860              $1,056,938        85,788

(b) In August 2001, the Company issued an aggregate of 858,500 shares of its common stock to 3 persons (including two officers) upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had various exercise prices, ranging from $0.15 to $.33 per share. The Company issued the shares in consideration for an aggregate of $52,305 in cash and $124,200 in lieu of accrued salaries payable. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that each transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(c) In September 2001, the Company issued an aggregate of 325,000 shares to eight persons pursuant to the exercise of warrants previously issued in connection with a private placement in March 2000, for aggregate proceeds of $130,000. In August 2001, the exercise price of the warrants had been temporarily reduced from $1.80 to $.40 per share through September 2001. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(d) In January 2002, the Company issued 100,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares was $.40 per share and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(e) In January 2002, the Company issued an aggregate of 450,000 shares of common stock to two employees in consideration of the execution of a "Proprietary, Non-Disclosure and Non-Solicitation Agreement" by each person. A restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D.

(f) In October 2002, the Company issued 144,793 shares of restricted common stock to Swartz Private Equity, LLC ("Swartz"), pursuant to an agreement to settle a non-use fee of $104,541.84 that had accrued pursuant to the Investment Agreement between the Company and Swartz. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(g) In November 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(h) In February 2003, Swartz Private Equity, LLC ("Swartz") exercised a portion of an outstanding warrant for $27,500 ($.50 per share) and the Company issued to Swartz 55,000 shares of restricted common stock. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(i) In May 2003 issued 200,000 shares of restricted common stock to The Investor Relations Group, Inc. pursuant to a one-year service agreement dated February 27, 2003. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(j) In September 2003, the Company completed a private placement with ten investors and sold 898,336 shares of its common stock at $.75 per share and warrants to purchase 449,168 shares of its common stock within two years at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(k) In September 2003, the Company issued 37,500 shares of restricted common stock valued at $35,250 in connection with a settlement of a legal dispute with Joffre J. Rolland, Jr. and Robyn Rolland, pursuant to a mutual release executed in August 2003. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.

(l) In January 2004, Swartz Private Equity, LLC ("Swartz") exercised outstanding warrants pursuant to a cashless exercise provision and the Company issued to Swartz 170,648 shares of common stock. The transaction did not involve any public offering and no sales commissions were paid. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(m) On January 14, 2004, the Company completed a private placement of its securities and raised $5,711,000 in gross proceeds. The transaction was completed pursuant to a Securities Purchase Agreement dated December 26, 2003, between the Company and Wellington Management Company, LLP, for a private offering of 57,110 units ("Units") of equity securities, each Unit consisting of 100 shares of common stock (the "Common Stock"), and one warrant (the "Warrant") convertible at no cost into 30 shares of Common Stock, at a purchase price of $100.00 per Unit. Wellington Management Company, LLP acted as an investment advisor on behalf of eleven institutional investors. By mutual agreement with the Investors, closing occurred on January 14, 2004.

     Each Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration.

     Pursuant to the Securities Purchase Agreement, the Company filed a registration statement to register the shares of common stock (including the share of common stock underlying the Warrants) for resale by the investors.

     Wells Fargo Securities, LLC, served as placement agent for the Company and received a fee of six percnt of the gross proceeds raised from the offering.

     The transaction did not involve any public offering, and a restrictive legend was placed on each certificate evidencing the securities. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.

(n) In June 2004, Swartz Private Equity, LLC ("Swartz") exercised an outstanding warrant pursuant to a cashless exercise provision and the Company issued to Swartz 117,650 shares of common stock. The transaction did not involve any public offering and no sales commissions were paid. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

                                                LIST OF EXHIBITS

Exhibit No.  Description
-----------  -----------
3.1          Articles of Incorporation, as amended and currently in effect.  (Incorporated by reference to
             Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed
             December 2, 1999.)

3.2          Bylaws, as amended and restated on December 31, 1997.  (Incorporated by reference to
             Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December
             2, 1999.)

4.5          Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz
             Private Equity, LLC.  (Incorporated by reference to Exhibit 4.5 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6          Form of warrant to purchase Common Stock issued to Swartz Private Equity, LLC.
             (Incorporated by reference to Exhibit 4.6 of Integral's registration statement on Form SB-2 (file
             no. 333-41938) filed July 21, 2000.)

4.7          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in
             November 2002.  (Incorporated by reference to Exhibit 4.7 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.8          Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.7. (Incorporated by reference to Exhibit 4.8 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.9          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in
             September 2003.   (Incorporated by reference to Exhibit 4.9 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.10         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.9. (Incorporated by reference to Exhibit 4.10 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.11         Securities Purchase Agreement dated December 26, 2003, between the Registrant and
             Wellington Management Company, LLP. (Incorporated by reference to Exhibit 10.16 of Integral's
             Current Report on Form 8-K dated January 14, 2004 (filed January 28, 2004).)

4.12         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 10.16.  (Incorporated by reference to Exhibit 10.17 of Integral's Current Report on Form
             8-K dated January 14, 2004 (filed January 28, 2004).)

5.7          Legal opinion of Futro & Associates, P.C. (Filed herewith.)


                                      II-4

10.12        Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17,
             2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form
             S-8 (file no. 333-76058).)

10.13        Employment Agreement between Integral and William S. Robinson dated July 1, 2002.
             (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the
             fiscal year ended June 30, 2002.)

10.14        Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.)

10.15        Integral Technologies, Inc. 2003 Stock Plan dated April 4, 2003 (Incorporated by reference to
             Exhibit 10.15 of Integral's registration statement on Form S-8 (file no. 333-104522).)

21.4         List of Subsidiaries. (Incorporated by reference to Exhibit 21.4 of Integral's Annual Report on
             Form 10-KSB for the fiscal year ended June 30, 2004.)

23.13        Consent of auditors, Pannell Kerr Forster, Vancouver, B.C., Canada. (Filed herewith.)

23.14        Consent of counsel, Futro & Associates, P.C. (Incorporated by reference to Exhibit 5.7.)


                                  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

     (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington, on November 30, 2004.

                         INTEGRAL  TECHNOLOGIES,  INC.

                         By:  /s/  William  S.  Robinson
                            ----------------------------------------------------
                              William  S.  Robinson,  Chief  Executive  Officer

     In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                                     Title                        Date
----                                     -----                        ----
/s/ William S. Robinson
-----------------------  Chairman, Chief Executive
William S. Robinson      Officer, Treasurer and Director        November 30, 2004

/s/ William A. Ince
-----------------------  President, Secretary, Chief Financial
William A. Ince          Officer and Director                   November 30, 2004

                                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------
3.1          Articles of Incorporation, as amended and currently in effect.  (Incorporated by reference to
             Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed
             December 2, 1999.)

3.2          Bylaws, as amended and restated on December 31, 1997.  (Incorporated by reference to
             Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December
             2, 1999.)

4.5          Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz
             Private Equity, LLC.  (Incorporated by reference to Exhibit 4.5 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6          Form of warrant to purchase Common Stock issued to Swartz Private Equity, LLC.
             (Incorporated by reference to Exhibit 4.6 of Integral's registration statement on Form SB-2 (file
             no. 333-41938) filed July 21, 2000.)

4.7          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in
             November 2002.  (Incorporated by reference to Exhibit 4.7 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.8          Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.7. (Incorporated by reference to Exhibit 4.8 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.9          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in
             September 2003.   (Incorporated by reference to Exhibit 4.9 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.10         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.9. (Incorporated by reference to Exhibit 4.10 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.11         Securities Purchase Agreement dated December 26, 2003, between the Registrant and
             Wellington Management Company, LLP. (Incorporated by reference to Exhibit 10.16 of Integral's
             Current Report on Form 8-K dated January 14, 2004 (filed January 28, 2004).)

4.12         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 10.16.  (Incorporated by reference to Exhibit 10.17 of Integral's Current Report on Form
             8-K dated January 14, 2004 (filed January 28, 2004).)

5.7          Legal opinion of Futro & Associates, P.C. (Filed herewith.)

10.12        Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17,
             2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form
             S-8 (file no. 333-76058).)

10.13        Employment Agreement between Integral and William S. Robinson dated July 1, 2002.
             (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the
             fiscal year ended June 30, 2002.)


10.14        Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.)

10.15        Integral Technologies, Inc. 2003 Stock Plan dated April 4, 2003 (Incorporated by reference to
             Exhibit 10.15 of Integral's registration statement on Form S-8 (file no. 333-104522).)

21.4         List of Subsidiaries. (Incorporated by reference to Exhibit 21.4 of Integral's Annual Report on
             Form 10-KSB for the fiscal year ended June 30, 2004.)

23.13        Consent of auditors, Pannell Kerr Forster, Vancouver, B.C., Canada. (Filed herewith.)

23.14        Consent of counsel, Futro & Associates, P.C. (Incorporated by reference to Exhibit 5.7.)